UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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DYNAVAX TECHNOLOGIES CORPORATION

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DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100 Berkeley, California 94710

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

May 29, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Dynavax Technologies Corporation, a Delaware corporation, or the Company. The meeting will be held on May 29, 2013, at 9:00 a.m. Pacific Time, at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710 for the following purposes:

1.	To elect our nominees for Class I directors to hold office until the 2016 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 to 350,000,000 shares.

3.	To amend the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the plan by 10,000,000.

4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

5.	To conduct any other business properly brought before the meeting or any adjournment(s) thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the 2013 Annual Meeting is April 10, 2013. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held at 9:00 a.m., local time, on May 29, 2013 at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

The proxy statement and annual report to stockholders

are available at http://www.dynavax.com/2013proxy.html.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

Michael S. Ostrach
Secretary

Berkeley, California

April     , 2013

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

May 29, 2013

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors, or Board, of Dynavax Technologies Corporation, or the Company or Dynavax, is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders, or Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about May     , 2013, to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on May 29, 2013, at 9:00 a.m. Pacific Time, at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710. Directions to the Annual Meeting may be found at http://www.dynavax.com/contact_berk.html. Information on how to vote in person at the Annual Meeting is discussed below. For admission to the Annual Meeting, stockholders may be asked to present proof of identification and a statement from their bank, broker or other nominee reflecting their beneficial ownership of our common stock as of April 10, 2013, as well as a proxy from the record holder to the stockholder.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 10, 2013, will be entitled to vote at the Annual Meeting. On this record date, there were 182,886,013 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 10, 2013, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 10, 2013, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

We are asking you to vote on four (4) proposals:

•	Proposal 1: To elect our nominees for Class I directors.

•

Proposal 2: To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 to 350,000,000 shares.

•	Proposal 3: To amend the Dynavax Technologies Corporation 2011 Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 10,000,000; and

•	Proposal 4: To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

Why are we proposing to increase the authorized number of shares of common stock pursuant to Proposal 2?

We desire to have additional shares available to provide the flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; establishing strategic relationships with other companies; expanding our business or product candidates through the acquisition of other businesses or products; providing equity incentives to employees, officers or directors; and, other purposes related to our business. The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management.

Why are we seeking stockholder approval of the increase in the authorized number of shares of common stock in Proposal 2?

Section 242 of the Delaware General Corporation Law requires stockholder approval of an amendment to our certificate of incorporation, which is required in order to increase the authorized number of shares of our common stock.

Why is Dynavax’s Board of Directors recommending approval of the increase in the authorized number of shares of common stock in Proposal 2?

As of our record date of April 10, 2013, our total common stock outstanding was 182,886,013. Taking into account shares of common stock reserved for issuance upon the exercise of outstanding warrants as well as shares of common stock reserved for issuance upon exercise of outstanding employee stock options and delivery of restricted stock units, our total common stock outstanding on a fully diluted basis would represent approximately 213,630,011 of our currently authorized 250,000,000 shares. In developing its recommendation to the stockholders to vote in favor of the increase to the authorized number of shares of our common stock, our Board of Directors considered many factors, including but not limited to the following:

•

The benefits to us of having additional flexibility to use our capital stock for business and financial purposes in the future, including raising additional capital, establishing strategic relationships with other companies, and expanding our business or product candidates through the acquisition of other businesses or products.

•

The benefits to the stockholders of using the additional shares to oppose a hostile takeover attempt or to delay or prevent changes in control or our management in order to maximize the value for our stockholders.

•	The dilution of the ownership interests in Dynavax held by our existing stockholders as a result of the potential issuance of the additional shares.

•	The consequences of our failure to increase the authorized number of shares of our common stock, including a lack of equity incentives to employees, officers or directors.

What happens if the increase in the authorized number of shares of common stock in Proposal 2 is approved?

If the increase in the authorized number of shares of our common stock is approved, we will file with the Secretary of State of Delaware a Certificate of Amendment to our Sixth Amended and Restated Certificate of Incorporation to increase our authorized number of shares of common stock from 250,000,000 shares to 350,000,000 shares.

What happens if the increase in the authorized number of shares of common stock in Proposal 2 is not approved?

If the increase in the authorized number of shares of our common stock is not approved, our Sixth Amended and Restated Certificate of Incorporation will remain as it is, and the authorized number of shares of our common stock will remain at 250,000,000. Our ability to use our capital stock for business and financial purposes will be limited to the number of authorized shares of our common stock available for issuance, and we may lose the flexibility to operate our business optimally.

Why are we proposing to amend the 2011 Plan pursuant to Proposal 3?

The 2011 Plan has 3,195,828 shares remaining available for grant as of April 10, 2013. Once we exhaust our remaining share reserve, we will be unable to issue new equity awards to our new and existing employees, consultants, officers or directors. We are asking you to approve an increase in the number of shares available for issuance under the 2011 Plan which was approved by stockholders in January 2011 and contains provisions that are designed to protect our stockholders’ interests and to reflect compensation and corporate governance best practices. The 2011 Plan will provide us with sufficient shares to enable us to grant equity awards to our employees for approximately two more years, and we anticipate seeking stockholder approval to increase the number of shares available for issuance under the 2011 Plan in fiscal year 2015.

Why are we seeking stockholder approval to amend the 2011 Plan in Proposal 3?

NASDAQ Marketplace Rule 5635(c) generally requires stockholder approval when an equity compensation plan or other arrangement is established or materially amended, unless an exemption applies.

Why is Dynavax’s Board of Directors recommending amendment of the 2011 Plan in Proposal 3?

In developing its recommendation to the stockholders to vote in favor of amending the 2011 Plan, our Board of Directors considered many factors, including but not limited to the following:

•	The need to attract and retain highly qualified employees in a competitive market.

•	The desire to provide long term incentives that align employee compensation with stockholder interests.

•	Our gross burn rates for the last three years.

What happens if the amendment to the 2011 Plan in Proposal 3 is approved?

If the 2011 Plan amendment is approved by our stockholders, the 2011 Plan amendment will become effective immediately.

What happens if the amendment to the 2011 Plan in Proposal 3 is not approved?

If the 2011 Plan amendment is not approved by our stockholders, the 2011 Plan amendment will not become effective, and we will continue to issue awards to existing employees, consultants, officers and directors until our share reserve under such plan is exhausted. In addition, we may need to issue equity awards to newly-hired employees under a non-stockholder approved plan intended to rely on an exemption from stockholder approval under certain NASDAQ rules for equity awards to newly-hired employees as a material inducement to the individual’s entering into employment with us.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with her or his best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. Directions to the Annual Meeting location are available at http://www.dynavax.com/contact_berk.html.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote using the telephone, simply follow the instructions on the enclosed proxy card. Voting by telephone has the same effect as voting by mail. You may vote by telephone until 11:59 p.m., Eastern Daylight Time, May 28, 2013.

•	To vote using the internet, simply follow the instructions on the enclosed proxy card. You may vote by using the internet until 11:59 p.m., Eastern Daylight Time, May 28, 2013.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Dynavax. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 10, 2013.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, or 3 without your instructions, but may vote your shares on Proposal 4.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “For” election of our nominees for Class I directors.

•

Proposal 2: “For” the approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 to 350,000,000 shares.

•

Proposal 3: “For” the approval of an amendment to the Dynavax Technologies Corporation 2011 Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 10,000,000; and

•	Proposal 4: “For” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Dynavax, Attention: Secretary, at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your proxy card with the most recent date is the one that will be counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 26, 2014, to Michael S. Ostrach, Esq., Corporate Secretary. However, if our 2014 Annual Meeting of Stockholders is not held between April 26, 2014, and June 26, 2014, then the deadline will be a reasonable time before we begin to print and send our proxy materials. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by March 30, 2014, and no earlier than February 28, 2014. However, if our 2014 Annual Meeting of Stockholders is not held between April 26, 2014, and June 26, 2014, then you must submit your proposal not less than 60 days nor more than 90 days prior to the time we send our proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, with respect to the proposal to elect directors, votes “For” and “Withhold”; and, with respect to other proposals, votes “For” and “Against,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•

Proposal 1, to elect our four nominees for Class I directors, the three nominees receiving the most “For” votes from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withhold” will affect the outcome.

•

Proposal 2, to approve the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 to 350,000,000 shares, must receive “For” votes from the holders of a majority of the Company’s outstanding shares entitled to vote. If you fail to return your proxy card, it will have the same effect as an “Against” vote. If you return your proxy card and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•

Proposal 3, to amend the Dynavax Technologies Corporation 2011 Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 10,000,000, must receive “For” votes from the holders of a majority of shares present either in person or by proxy, if a quorum of stockholders is achieved. If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 4, to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2013, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect; however, Proposal 4 is considered a “routine” matter, and therefore no broker non-votes are expected to exist in connection with Proposal 4.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual

Meeting in person or represented by proxy. On the record date, there were 182,886,013 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the voting. If we are unable to obtain final results in that time, we will announce the preliminary results and subsequently file a second current report on Form 8-K with the final results.

What proxy materials are available on the internet?

The 2013 proxy statement and 2012 Annual Report on Form 10-K are available at http://www.dynavax.com/2013proxy.html.

Householding of Proxy Materials

The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are Dynavax stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker and we will promptly deliver to you a separate set of our Annual Meeting materials. Direct your written request to Corporate Secretary, Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710, (510) 858-5100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board presently has ten members. There are four directors in the class whose term of office expires in 2013: Dennis Carson, M.D., Dino Dina, M.D., Denise Gilbert, Ph.D., and Mark Kessel. Mr. Kessel has chosen not to stand for election for another term. Drs. Carson, Dina and Gilbert, each a nominee for director, are currently directors of the Company and were previously elected by the stockholders. If each nominee is elected at the Annual Meeting, each of these nominees would serve until the 2016 Annual Meeting and until his or her successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting of the stockholders. There were three directors in attendance at our 2012 Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our Board has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Set forth below is certain biographical information as of March 29, 2013, for the nominees and each person whose term as a director will continue after the Annual Meeting.

Name	Age	Position
Arnold L. Oronsky, Ph.D.	73	Chairperson of the Board
Francis R. Cano, Ph.D.	68	Director
Dennis Carson, M.D.	66	Director
Dino Dina, M.D.	66	Chief Executive Officer and Director
Denise M. Gilbert, Ph.D.	55	Director
Mark Kessel	71	Director
Daniel Kisner, M.D.	66	Director
J. Tyler Martin, M.D.	53	President and Director
Peggy V. Phillips	59	Director
Stanley A. Plotkin, M.D.	80	Director

CLASS I DIRECTOR NOMINEES

Dennis Carson, M.D.

Dr. Carson has been a member of our Board since December 1997. Dr. Carson is a noted researcher in the fields of autoimmune and immunodeficiency diseases and is co-discoverer with Dr. Eyal Raz of the immunostimulatory sequences (ISS) that form the basis of our technology. He has played key roles in the founding of Vical, Inc., a gene therapy company, IDEC Pharmaceuticals, a biopharmaceutical company, and Triangle Pharmaceuticals, a pharmaceutical company. Dr. Carson is a director of Biomerica, Inc. Dr. Carson is director of the Rebecca and John Moores Cancer Center at the University of California, San Diego and has been a professor in the Department of Medicine at the University of California, San Diego since 1990. The Board believes that Dr. Carson’s significant experience in research and development provides important insights for the strategy of the Company, particularly with regard to scientific opportunities for development by our Company. He is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, and the Institute of Medicine, as well as the American Association for Cancer Research, the American Society for Clinical Investigation, the American Society of Hematology and the Association of American Physicians. He received his M.D. from Columbia University and his B.A. from Haverford College. Dr. Carson completed his residency in internal medicine and a postdoctoral fellowship at the University of California, San Diego.

Dino Dina, M.D.

Dr. Dina has been a member of our Board since May 1997 and our Chief Executive Officer since May 1998. From May 1997 to June 2010, Dr. Dina was also our president. From 1982 until he joined us in 1997, Dr. Dina was an employee of Chiron Corporation, a pharmaceutical company. At Chiron, Dr. Dina held a series of positions with increasing responsibility. He ultimately served as president of Chiron Vaccines (formerly Biocine Company), which he directed from its inception in 1987. Under Dr. Dina’s direction, Chiron Vaccines received the first-ever approval of an adjuvanted influenza vaccine in Italy, successfully completed development of the first genetically engineered pertussis vaccine and conducted clinical trials for vaccines to prevent HIV, herpes simplex type II, cytomegalovirus and hepatitis B infections. The virology group he directed was responsible for several key scientific findings, including the discovery, cloning and sequencing of the hepatitis C virus, and the cloning and sequencing of the viral genomes for HIV and hepatitis A viruses. Prior to joining Chiron, Dr. Dina was employed at Albert Einstein College of Medicine in Bronx, New York, as an assistant professor of genetics from 1977 to 1982. The Board believes that Dr. Dina’s extensive involvement with the founding and development of the Company provides experience invaluable to understanding the science of the Company, and his scientific and commercial experience, particularly in vaccines, provides both the scientific and strategic leadership that are essential for the future success of our Company. He received his M.D. from the University of Genoa Medical School in Italy.

Denise M. Gilbert, Ph.D.

Dr. Gilbert has been a member of our Board since March 2004. From 2001 to 2002, she served as Chief Executive Officer of Entigen Corporation, a private life science information technology company. From 1995 to 1999, Dr. Gilbert served as Chief Financial Officer and Executive Vice President of Incyte Pharmaceuticals (now Incyte Corporation), a genomic technologies company, and from 1993 to 1995, she was Chief Financial Officer and Executive Vice President of Affymax, a biopharmaceutical company. From 1986 through 1993, Dr. Gilbert was a Managing Director and senior biotechnology analyst at Smith Barney Harris & Upham and Vice President and biotechnology analyst at Montgomery Securities. The Board believes that Dr. Gilbert’s unique background in finance and support of growing life sciences companies provides particularly important strategic insights for the Board in setting strategy and reviewing the operations of the Company. Dr. Gilbert is also the Chairperson of the Audit Committee of the Board, or the Audit Committee, and the Audit Committee financial expert. Dr. Gilbert serves on the board of Cytokinetics, Inc., a public biopharmaceutical company, and KaloBios Pharmaceuticals, Inc., a private company. Dr. Gilbert holds a B.S. from Cornell University and a Ph.D. in Cell and Developmental Biology from Harvard University.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING

Mark Kessel

Mr. Kessel has been a member of our Board since December 2009. Mr. Kessel is a Partner of Symphony Capital LLC, co-founded Symphony in 2002 and serves as of counsel to Shearman & Sterling, an international law firm, and is widely recognized as a leader in structuring product development investments for the biopharmaceutical industry. Mr. Kessel is a director of the Foundation for Innovative New Diagnostics and Foundation Sante´. Mr. Kessel was formerly the Managing Partner of Shearman & Sterling LLP, with day-to-day operating responsibility. He received a B.A. with honors in Economics from the City College of New York and a

J.D. magna cum laude from Syracuse University College of Law. Mr. Kessel has written on financing for the biotech industry for Nature Reviews Drug Discovery, Nature Biotechnology and other publications, and on issues related to governance and audit committees for such publications as The Wall Street Journal, Financial Times, The Deal and Euromoney. Mr. Kessel has chosen not to stand for election for another term.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING

Daniel Kisner, M.D.

Dr. Kisner has been a member of our Board since July 2010. He most recently served as a partner at Aberdare Ventures and prior to that as President and CEO of Caliper Technologies, leading its evolution from a start-up focused on microfluidic lab-on-chip technology to a publicly traded, commercial organization. Prior to Caliper, he was the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Previously, Dr. Kisner was Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development at SmithKline Beckman Pharmaceuticals. In addition, he held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Dr. Kisner serves as Chairman of the board for Tekmira Pharmaceuticals, a biopharmaceutical company. Our Board believes that Dr. Kisner’s background with larger, complex technology-based organizations as well as his significant experience with corporate transactions, including investing in venture-backed life science companies provides the Board with insights for setting strategy and reviewing the operations of the Company. He holds a B.A. from Rutgers University and an M.D. from Georgetown University. Dr. Kisner was appointed as a director pursuant to that certain Corporate Governance Agreement, dated December 30, 2009, by and between us and Symphony Dynamo Holdings LLC, or the Corporate Governance Agreement. See “Transactions with Related Persons” for a description of this agreement.

J. Tyler Martin, M.D.

Dr. Martin joined Dynavax in February 2009 as Chief Medical Officer and was appointed as the Company’s President and to our Board in July 2010. Dr. Martin has nearly 20 years of drug development experience. From 2007 to 2008, Dr. Martin was President of Humabs Llc. Previously, Dr. Martin worked at Chiron Corporation as the Vice President, Development from 2004 until 2006 and the Director, Clinical Research from 1994 until 1997. In his seven years at Chiron, Dr. Martin led the team responsible for the development of the novel vaccine adjuvant MF59, the first vaccine adjuvant licensed by regulatory agencies since alum, and approved as FLUAD influenza vaccine in Europe. He has also held senior development and research positions at Sangamo, Inc., Valentis, Inc. and SyStemix/GTI. The Board believes that Dr. Martin’s extensive clinical research experience in vaccine development and approval provides the Board with first-hand experience as its lead vaccine candidate completes Phase 3 clinical studies. Dr. Martin received a B.S. in Chemistry and an M.D. from the University of Nebraska. He completed his fellowship in pediatric infectious diseases and molecular microbiology at Washington University in St. Louis, Missouri.

Stanley A. Plotkin, M.D.

Dr. Plotkin has been a member of our Board since August 2005. Dr. Plotkin is Emeritus Professor of the University of Pennsylvania. Until 1991, he was Professor of Pediatrics and Microbiology at the University of Pennsylvania and Professor of Virology at the Wistar Institute and, at the same time, Director of Infectious Diseases and Senior Physician at the Children’s Hospital of Philadelphia. In 1991, Dr. Plotkin left the University to join the vaccine manufacturer Pasteur-Mérieux-Connaught (today, Sanofi Pasteur), where for seven years he was Medical and Scientific Director, based at Marnes-la-Coquette, outside Paris. Until 2011, he was an Executive Advisor to Sanofi Pasteur. The Board believes that Dr. Plotkin’s significant experience in development and manufacturing of vaccines provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development. Dr. Plotkin’s career included internship at Cleveland Metropolitan General Hospital, residency in pediatrics at the Children’s Hospital of Philadelphia and the Hospital for Sick Children in London and three years in the Epidemic Intelligence Service of the Centers for Disease Control of the U.S. Public Health

Service. He has been chairman of the Infectious Diseases Committee and the AIDS Task Force of the American Academy of Pediatrics, liaison member of the Advisory Committee on Immunization Practices and Chairman of the Microbiology and Infectious Diseases Research Committee of the National Institutes of Health.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

Arnold L. Oronsky, Ph.D.

Dr. Oronsky has been a member of our Board since November 1996 and became Chairman in February 2006. Dr. Oronsky is a managing director with InterWest Partners, a venture capital firm. Prior to joining InterWest Partners in 1994, Dr. Oronsky was Vice President of Discovery Research for the Lederle Laboratories division of American Cyanamid, a pharmaceutical company. From 1973 until 1976, Dr. Oronsky was head of the inflammation, allergy and immunology research program at Ciba-Geigy Pharmaceutical Company. Dr. Oronsky also serves as a senior lecturer in the Department of Medicine at The Johns Hopkins Medical School. Dr. Oronsky has won numerous grants and awards and has published over 125 scientific articles. Dr. Oronsky served on the board of directors of Anesiva, Inc., from 2005 to 2010. Anesiva filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California in January 2010. The Board believes that Dr. Oronsky’s significant experience in growing and developing life sciences companies, particularly in the immunology area, provides significant leadership and insights for the Board in defining the strategy of the Company. He received his Ph.D. from Columbia University, College of Physicians and Surgeons and his A.B. from New York University.

Francis R. Cano, Ph.D.

Dr. Cano was appointed to our Board in November 2009. Dr. Cano is President and Founder of Cano Biotech Corp., a consulting firm focusing on the vaccine business, and also serves on the boards of Biomerica, Inc., a developer and manufacturer of diagnostic products, and Arbor Vita Corporation, a biopharmaceutical company. From 1993 to 1996, Dr. Cano was President and Chief Operating Officer for Aviron, a biopharmaceutical company, which was later acquired by MedImmune in 2001. As a Co-Founder of Aviron, he completed two rounds of venture financing, a licensing agreement with SmithKline Biologicals and in-licensed Flu-Mist influenza vaccine from the National Institutes of Health. For 21 years, Dr. Cano worked with the Lederle Laboratories Division of American Cyanamid, most recently as Vice President and General Manager of the Biologicals unit. The Board believes that Dr. Cano’s experience as a founder of and advisor to established vaccine businesses provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development. He earned a Ph.D. in Microbiology from Pennsylvania State University, served as a Research Associate at Rutgers Institute of Microbiology, and holds a M.S. in Microbiology and a B.S. in Biology from St. John’s University.

Peggy V. Phillips

Ms. Phillips has been a member of our Board since August 2006. Ms. Phillips currently also serves on the board of directors of Portola Pharmaceuticals, a biopharmaceutical company, and she served on the board of Western Wireless, a cellular network operator, from 2004 until the acquisition of the company by Alltel in mid-2005. From 2003 until 2011, Ms. Phillips served on the Board of the Naval Academy Foundation. From 1996 until 2002, she served on the board of directors of Immunex Corporation, a biotechnology company, and, from 1999, she served as the Chief Operating Officer until the company was acquired by Amgen in 2002. During her career at Immunex, she held positions of increasing responsibility in research, development, manufacturing, sales and marketing. As senior vice president for pharmaceutical development and general manager for Enbrel®, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex, Ms. Phillips worked at Miles Laboratories. The Board believes that Ms. Phillips provides significant experience in development and commercialization of biotechnology products. Her background and experience with larger, complex organizations provides significant operational and strategic insights in assessing the strategy of the Company. Ms. Phillips holds a B.S. and a M.S. in microbiology from the University of Idaho.

There are no family relationships among any of our executive officers and directors.

PROPOSAL 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors is requesting stockholder approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 250,000,000 shares to 350,000,000 shares. As of our record date of April 10, 2013, our total common stock outstanding was 182,886,013. Taking into account shares of common stock reserved for issuance upon the exercise of outstanding warrants as well as shares of common stock reserved for issuance upon exercise of outstanding employee stock options and delivery of restricted stock units our total common stock outstanding on a fully diluted basis would represent approximately 213,630,011 of our currently authorized 250,000,000 shares.

Although, at present, the Board of Directors has no other plans to issue additional shares of common stock other than under the terms of our equity incentive plans, the Board of Directors believes it is prudent to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. We may need to raise additional capital, for example through the At Market Issuance Sales Agreement we put into effect March 29, 2013, to fund the advancement of HEPLISAVTM, our lead product candidate, through the regulatory approval process, and for other general corporate purposes, including working capital. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and, other corporate purposes.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by Dynavax to oppose a hostile takeover attempt or to delay or prevent changes in control or management of Dynavax. For example, we have a “poison pill” which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of common stock at a low price, or the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at Dynavax), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by Dynavax to deter or prevent changes in control of Dynavax, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

In developing its recommendation to the stockholders to vote in favor of the increase to the authorized number of shares of our common stock, our Board of Directors considered many factors, including but not limited to the following:

•

The benefits to us of having additional flexibility to use our capital stock for business and financial purposes in the future, including establishing strategic relationships with other companies and expanding our business or product candidates through the acquisition of other businesses or products.

•

The benefits to the stockholders of using the additional shares to oppose a hostile takeover attempt or to delay or prevent changes in control or our management in order to maximize the value for our stockholders.

•	The dilution of the ownership interests in Dynavax held by our existing stockholders as a result of the potential issuance of the additional shares.

If our stockholders do not approve the proposal, we may not be able to complete activities in connection with the advancement of HEPLISAV or other strategic transactions, access the capital markets, retain employees and pursue other business opportunities integral to our growth and success.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The form of proposed certificate of amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized shares of our common stock is attached to this proxy statement as Annex A.

The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN

The Board of Directors is requesting stockholder approval of an amendment to the Company’s 2011 Equity 2011 Plan (the “2011 Plan”) to add an additional 10,000,000 shares to the number of shares of our common stock authorized for issuance under the 2011 Plan.

Why You Should Vote for the 2011 Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

The 2011 Plan is critical to our ongoing effort to build stockholder value through retaining and motivating key employees. The purpose of the increase in available shares under the 2011 Plan is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees, consultants and directors. Dynavax is a clinical-stage biopharmaceutical company whose lead product candidate is HEPLISAV, a Phase 3 investigational adult hepatitis B vaccine. Our success in developing marketable products, achieving a competitive position and implementing our current initiatives, particularly for HEPLISAV, will depend on our ability to attract and retain qualified personnel in areas requiring specific technical, medical or commercial expertise. Like all biotechnology companies, we actively compete for highly-qualified employees. Our equity programs are key components of our strategy to attract and retain those individuals. We continue to believe that equity compensation is a critical component to motivate key employees and effectively aligns employee compensation with stockholder interests. Traditionally, stock options have been the primary focus of our equity program. The potential value of stock options is realized only if our share price increases, and so we believe stock options provide a strong incentive for individuals to work to grow our business and build stockholder value and are most attractive to individuals who share our entrepreneurial spirit. In addition, we have also granted a limited number of restricted stock awards in recent years in order to attract and retain exceptional employees.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity awards such as stock options are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our burn rate, to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

The following table shows our responsible historical dilution and burn rate percentages.

As of December 31	2012	2011	2010
Full Dilution(1)	10.44%	12.76%	6.10%
Gross Burn Rate(2)	3.72%	3.66%	3.45%

(1)

Full dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant + shares subject to outstanding equity incentive awards).

(2)	Gross Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common shares outstanding.

The Size of Our Share Reserve Increase Request Is Reasonable

If our request to increase the share reserve of the 2011 Plan by 10,000,000 shares is approved, we will have approximately 13,195,828 shares available for grant after our annual meeting, which we anticipate being a two-year pool of shares and necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees. We anticipate returning to stockholders for additional shares in 2015.

We ask that you consider that our stockholders will have the opportunity to judge our executive compensation practices next year in 2014 through our advisory vote on executive compensation.

The 2011 Plan Combines Compensation and Governance Best Practices

The 2011 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Stockholder approval is required for additional shares.    The 2011 Plan does not contain an annual “evergreen” provision. The 2011 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•	Repricing is not allowed. The 2011 Plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

•

No discounted stock options or stock appreciation rights.    All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Reasonable share counting provisions.    In general, when awards granted under the 2011 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock received from the exercise of stock options or withheld for taxes will not be returned to our share reserve.

Summary of the 2011 Plan

A summary of the principal features of the 2011 Plan follows below. The summary is qualified by the full text of the 2011 Plan that is attached as Annex B to this proxy statement.

Types of Awards

The 2011 Plan provides for the following types of awards: incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock-based awards. We refer to these stock awards in this Proposal collectively as the stock awards or awards.

Eligibility

Stock awards may be granted under the 2011 Plan to employees (including officers) and consultants of Dynavax or our affiliates, and members of our Board of Directors. Pursuant to applicable tax law, we may only grant incentive stock options to our employees (including officers) and employees of our affiliates. As of December 31, 2012, we had a total of 119 employees and 8 non-employee directors who would be eligible to be granted awards from the 2011 Plan.

No person may be granted stock awards covering more than 2,000,000 shares of our common stock under our 2011 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted a performance stock award covering more than 1,500,000 shares or a performance cash award having a maximum value in excess of $5,000,000 in any calendar year. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The 2011 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the 2011 Plan to a committee. Our Board of Directors has delegated administration of the 2011 Plan to the Compensation Committee of the Board of Directors (the “Compensation Committee”), but has retained the authority to concurrently administer the 2011 Plan with the Compensation Committee and may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Subject to the terms of the 2011 Plan, the Compensation Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2011 Plan.

In the discretion of the Board of Directors, the Compensation Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to delegate its administrative powers under the 2011 Plan to a subcommittee consisting of members of the Compensation Committee. The 2011 Plan also permits delegation to one or more officers of the ability to determine the recipients, number of shares and types of stock awards (to the extent permitted by law) to be granted to employees other than our officers, subject to a maximum limit on the aggregate number of shares subject to stock awards that may be granted by such officers.

Stock Available for Awards

If this Proposal 3 is approved (and if Proposal 2 is also approved), the total number of shares of our common stock reserved for issuance under the 2011 Plan will consist of:

•	15,733,704 shares currently reserved for issuance under the 2011 Plan; plus

•	10,000,000 shares subject to approval of the stockholders under this Proposal 3; plus

•

the number of shares that are subject to stock awards outstanding under each of the 1997 Equity Incentive Plan, 2004 Stock Incentive Plan and 2010 Employment Inducement Award Plan, which we refer to collectively as the Prior Plans that, on or after the effective date of the 2011 Plan, expire or terminate prior to exercise or settlement, or are forfeited because of a failure to meet a contingency or condition required to vest such shares, to the extent such shares would otherwise have returned to the Prior Plan.

We call this total number the “Share Reserve.” In no event will the Share Reserve exceed 31,015,853 shares. The Share Reserve does not limit the number of equity awards granted under the 2011 Plan so long as the number of shares of common stock issued under equity awards made under the 2011 Plan does not exceed the Share Reserve.

The following table provides certain additional information regarding the 2011 Plan, which is our only active equity incentive plan, and all outstanding stock awards as of April 10, 2013.

As of April 10, 2013
Total Shares Available for Grant under the 2011 Plan	3,195,828
Total Stock Options Outstanding	10,812,876
Total Other Awards Outstanding	1,725,000
Weighted-Average Exercise Price of Stock Options Outstanding	$3.27
Weighted-Average Remaining Term of Stock Options Outstanding	8.65
Total Common Stock Outstanding	182,886,013
Closing Price of Common Stock as Reported on NASDAQ Global Select Market	$2.37

The shares of common stock subject to stock awards granted under the 2011 Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Share Reserve and be available for issuance under the 2011 Plan. However, any shares that are withheld to satisfy tax requirements or that are used to pay the exercise or purchase price of a stock award will not return to the 2011 Plan.

Appropriate adjustments will be made to the Share Reserve, to the other numerical limits described in the 2011 Plan (such as the limit on the number of shares that may be issued as incentive stock options and the limit on the number of shares that may be awarded to any one person in any calendar year for purposes of Section 162(m) of the Code) and to outstanding awards in the event of any change in our common stock without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, other than the conversion of convertible securities.

Repricing Prohibition

The 2011 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Board of Directors may not provide for either the cancellation of underwater stock options or stock appreciation rights outstanding under the 2011 Plan in exchange for cash or the grant of a new award, or the amendment of outstanding stock options or stock appreciation rights to reduce the exercise price.

Terms of Options

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Stock option grants may be incentive stock options or nonstatutory stock options. Each option is evidenced by a stock option agreement. The Board of Directors determines the terms of a stock option including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term.

Generally, the exercise price of a stock option may not be less than 100% of the fair market value of the stock subject to the option on the date of grant. Options granted under the 2011 Plan will vest at the rate specified in the option agreement.

In general, the term of an option granted under the 2011 Plan may not exceed ten years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s continuous service relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In no event may an option be exercised beyond the expiration of its term.

Acceptable forms of consideration for the purchase of our common stock issued under the 2011 Plan may include cash, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, common stock previously owned by the optionee, payment through a net exercise feature, or other approved forms of legal consideration. Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution or pursuant to a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are generally treated as nonstatutory stock options. In addition, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2011 Plan is 50,000,000 shares. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any incentive stock option award must not exceed five years from the date of grant.

Terms of Restricted Stock Awards

Restricted stock awards are awards of shares of our common stock. Each restricted stock award is evidenced by an award agreement that sets forth the terms and conditions of the award. A restricted stock award may be granted in consideration for cash, the recipient’s services performed for us or an affiliate of ours or other form of legal consideration. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture in accordance with the vesting schedule determined at the time of grant. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards

A restricted stock unit is a right to receive stock or cash (or a combination of cash and stock) equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. Each restricted stock unit award is evidenced by an agreement that sets forth the terms and conditions of the award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined at grant. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award.

When a participant’s continuous service with us or any of our affiliates, terminates for any reason, the unvested portion of the restricted stock unit award will be forfeited unless otherwise provided in the restricted stock unit award agreement.

Terms of Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The Board of Directors determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2011 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Board of Directors.

When a stock appreciation right is exercised, the holder is entitled to an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. We may pay the amount of the appreciation in cash or shares of our common stock or a combination of both.

The Board of Directors determines the term of stock appreciation rights granted under the 2011 Plan, up to a maximum of 10 years. Unless the terms of an optionee’s stock option agreement provides otherwise, if a participant’s continuous service with us, or any of our affiliates, ceases for any reason other than disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Performance Awards

The 2011 Plan provides for the grant of performance stock awards and performance cash awards. A performance award may vest or be exercised upon achievement of pre-determined performance goals during a specified period. A performance award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board of Directors or, to the extent necessary to comply with Section 162(m) of the Code, the Compensation Committee. Performance goals will generally be established not later than ninety (90) days into a performance period. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied. The maximum performance award that may be granted to any individual in a calendar year is 1,500,000 shares of our common stock and $5,000,000.

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. While we believe it is in the best interests of Dynavax and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “performance-based compensation,” we cannot guarantee that such compensation ultimately will be deductible by us.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at the time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of the performance period and the date on which 25% of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2011 Plan and described below. Prior to the payment of any compensation under any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied. Notwithstanding satisfaction of the achievement of any performance goals, the number of shares of common stock, stock options, cash or other consideration granted, issued, retainable or vested under an award on account of such satisfaction may be reduced by the Compensation Committee, as determined in its sole discretion.

Performance-based stock and cash awards may be made subject to one or more of the following criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed;

(vii) stock price; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product candidate; and (xxxiv) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board of Directors.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of bonuses under our bonus plans; and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Terms of Other Stock Awards

The Board of Directors may grant other forms of stock awards that are valued in whole or in part by reference to the value of Dynavax common stock. Subject to the provisions of the 2011 Plan, the Board of Directors has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2011 Plan. Such other forms of stock awards may be subject to vesting in accordance with a vesting schedule determined at grant.

Corporate Transactions; Changes in Control

Corporate Transaction. In the event of certain corporate transactions (as defined below), the Board of Directors has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2011 Plan:

•	arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for such cash consideration, if any, as the Board of Directors may determine in its sole discretion; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board of Directors need not take the same action for each stock award.

For purposes of the 2011 Plan, a corporate transaction will be deemed to occur in the event of (i) the consummation of a sale of all or substantially all of our consolidated assets, (ii) the consummation of a sale of at least 90% of our outstanding securities, (iii) the consummation of a merger or consolidation in which we are not the surviving corporation, or (iv) the consummation of a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.

Change in Control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after specified change in control transactions (as defined in the 2011 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no acceleration shall occur. The acceleration of vesting of an award in the event of a corporate transaction or a change in control event under the 2011 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Dynavax.

Duration, Suspension, Termination, and Amendment

The Board of Directors may suspend or terminate the 2011 Plan at any time. Unless sooner terminated by our Board of Directors, the 2011 Plan shall automatically terminate on November 11, 2020, which is the day before the tenth anniversary of the date the 2011 Plan was adopted by the Compensation Committee of the Board of Directors. No awards may be granted under the 2011 Plan while the 2011 Plan is suspended or after it is terminated.

The Board of Directors may amend the 2011 Plan at any time. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2011 Plan as required by applicable law or listing requirement.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment; (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award; (c) withholding cash from an award settled in cash or from other amounts payable to the participant; or (d) by other method set forth in the award agreement.

Federal Income Tax Information

The following is a summary of the principal U.S. federal income taxation consequences to participants and Dynavax with respect to participation in the 2011 Plan. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2011 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options

The 2011 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionee holds a share received on the exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. Generally, the optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Units

Generally, no taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued.

Stock Appreciation Rights

Generally, stock appreciation rights are subject to similar tax rules as nonstatutory stock options. This means that, generally, no taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received, less any strike price paid for such shares, is recognized as ordinary income to the participant in the year of such exercise.

Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Section 162(m)

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from the limitations of Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2011 Plan is intended to enable us to grant awards that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights generally may be eligible to qualify as performance-based compensation if, among other requirements, (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and

(iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock, restricted stock units, performance awards and other stock-based awards generally may be eligible to qualify as performance-based compensation, if, among other requirements, (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Awards Granted Under the 2011 Plan

The following table sets forth, for each of the individuals and various groups indicated, including each nominee for election as a director, the number of shares of our common stock subject to awards granted under the 2011 Plan as of April 10, 2013:

2011 Equity Incentive Plan

Name	Number of Shares Subject to Options	Number of Stock Awards Outstanding(1)
Dino Dina, M.D.	1,250,000	150,000
J. Tyler Martin, M.D.	950,000	150,000
Christine R. Larson(2)	300,000	—
Jennifer Lew	525,000	50,000
Robert L. Coffman, Ph.D.	660,000	100,000
David F. Novack	300,000	—
Michael S. Ostrach	630,000	100,000
Stephen F. Tuck Ph.D.(3)	380,000	125,000
Dennis Carson, M.D.	27,500	30,000
Denise Gilbert Ph.D.	27,500	30,000
All Current Executive Officers as a Group	4,995,000	675,000
All Current Non-Executive Directors as a Group	220,000	240,000
All Current Employees as a Group (including all current non-executive officers)	6,030,877	810,000

(1)	RSUs granted in 2012 to select employees with certain performance-based vesting criteria.

(2)	Ms. Larson served as the Company’s Vice President and Chief Financial Officer from August 2012 through February 2013. Upon her departure, 225,000 of her original 300,000 options were forfeited.

(3)

Dr. Tuck served as the Company’s Vice President, Global Technical Operations from November 2010 through March 2013. Under the terms of a consulting agreement described below, Dr. Tuck’s options will continue to vest through the period of continuous service.

New Plan Benefits under Amendment of the 2011 Plan

Awards granted under the 2011 Plan to our executive officers and employees are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the amendment to the 2011 Plan described in this Proposal 3. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers or employees under the 2011 Plan.

Grants to our directors are made as follows: On the date of the annual meeting, each continuing non-employee director will receive an option to purchase 15,000 shares of our common stock, with such numbers of shares reduced pro rata if such non-employee director has served on the Board for less than one year. The dollar value of such awards is not determinable at this time because such value is based on the fair market value of our common stock on the date of grant.

Vote Required

The affirmative vote of the holders of a majority of votes cast either in person or by proxy at the Annual Meeting will be required to approve the amendment to the Incentive Plan. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether Proposal 3 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and the Board has approved Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Ernst & Young has audited our financial statements since 2001. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of Ernst & Young, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved; however, Proposal 4 is considered a “routine” matter, and therefore no broker non-votes are expected to exist in connection with Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

AUDIT FEES

In connection with the audit of our 2012 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2012 and 2011 by Ernst & Young, our principal auditors. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2012	2011
Audit Fees(1)	$843,621	$796,463
Audit Related Fees	—	—
Tax Fees(2)	21,475	68,500
All Other Fees(3)	1,455	1,995

Total Fees	$866,551	$866,958

(1)

Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, including compliance with the provisions of Section 404 of the Sarbanes-Oxley Act as well as fees related to registration statements, consents and other services related to SEC matters. In each of 2012 and 2011, audit fees included fees related to a comfort letter in connection with an equity offering.

(2)	Tax fees include international tax planning activities and analysis of net operating losses following changes in stock ownership.

(3)	All other fees represent subscription fees for an online accounting research tool and related database.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. Under the policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual express case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

The Audit Committee has determined that services rendered by Ernst & Young LLP are compatible with maintaining the principal auditors’ independence.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 29, 2013:

Name	Age	Position
Dino Dina, M.D.(1)	66	Chief Executive Officer and Director
J. Tyler Martin, M.D.(2)	53	President and Director
Christine R. Larson	60	Former Vice President and Chief Financial Officer
Jennifer Lew	40	Vice President, Finance and Principal Accounting Officer
Robert L. Coffman, Ph.D.	66	Vice President and Chief Scientific Officer
David F. Novak	51	Senior Vice President, Operations and Quality
Michael S. Ostrach	61	Vice President, Chief Business Officer and General Counsel
Stephen F. Tuck, Ph.D.	51	Former Vice President, Global Technical Operations

(1)	Please see “Class I Director Nominees” in this proxy statement for more information about Dr. Dina.

(2)	Please see “Class II Directors Continuing In Office Until The 2014 Annual Meeting” in this proxy statement for more information about Dr. Martin.

CHRISTINE R. LARSON

Ms. Larson served as the Company’s Vice President and Chief Financial Officer from August 2012 through February 2013. Prior to joining Dynavax, Ms. Larson was Vice President and Chief Financial Officer at PDL BioPharma, Inc. (PDL), where she was responsible for leading all financial functions and investor relations. Prior to PDL, Ms. Larson served as a Director at Grant Thornton, LLP, and as Chief Financial Officer for Trinity Learning Corporation, a publicly-held workforce learning company. From 1985 to 1999, Ms. Larson was with Bank of America Corporation, most recently as Senior Vice President and Managing Director responsible for business development in their Global Capital Markets group. Ms. Larson received a B.S. in Food and Nutritional Sciences from the University of California, Berkeley, and an M.B.A. from California State University, East Bay. Ms. Larson is a Certified Public Accountant in the State of California (inactive status).

JENNIFER LEW

Ms. Lew joined Dynavax in December 2004 and is the Company’s Vice President, Finance, and Principal Accounting Officer. Ms. Lew previously served as Senior Director and Corporate Controller for Dynavax. Prior to joining the Company, Ms. Lew was with QRS Corporation, a publicly-held technology company, as Assistant Controller from 2002 until 2004 and Director of Finance from 2000 until 2002. From 1994 to 1999, Ms. Lew worked for Ernst & Young, most recently as Manager. She earned a B.A. in Economics/Accounting and Government from Claremont McKenna College and is a Certified Public Accountant (inactive status).

ROBERT L. COFFMAN, PH.D.

Dr. Coffman has been our Vice President and Chief Scientific Officer since December 2000. Dr. Coffman joined Dynavax from the DNAX Research Institute where he had been since 1981, most recently as Distinguished Research Fellow. Prior to that, he was a postdoctoral fellow at Stanford University Medical School. Dr. Coffman has made fundamental discoveries about the regulation of immune responses in allergic and infectious diseases. He shared the William S. Coley Award for Research in Immunology for discovery of the Th1 and Th2 subsets of T lymphocytes, the two major types of T cells that control most immune responses. Dr. Coffman received his Ph.D. from the University of California, San Diego and his A.B. from Indiana University. In 2006, Dr. Coffman was elected to the National Academy of Sciences. Since May 2011, Dr. Coffman has held the position of Investigator at the Baylor Research Institute.

DAVID F. NOVACK

Mr. Novack joined Dynavax in March 2013 as Senior Vice President, Operations and Quality. Mr. Novack was formerly with Novartis Vaccines & Diagnostics where he served since 2009 as the Global Head of Technical Operations and Supply Chain for Diagnostics and previously from 2007 to 2009 as the Global Head of Vaccine Manufacturing Strategy. Prior to Novartis, Mr. Novack was the Vice President, Business Development for Vaxin, Inc., a vaccine company, from 2004 to 2006. From 1993 until 2004, Mr. Novack worked at MedImmune, formerly Aviron, serving in several capacities including business development, manufacturing, contract operations and most recently as Senior Director, Supply Chain Operations. Previously, from 1989 to 1993, Mr. Novack was with American Cyanamid Company in various roles. Mr. Novack received a B.S. in Biology from State University of New York and an M.B.A. from Columbia University.

MICHAEL S. OSTRACH

Mr. Ostrach joined Dynavax in October 2006 as Vice President, Chief Business Officer and General Counsel. From 2005 to 2006, he was Chief Operating Officer, Chief Financial Officer and General Counsel at Threshold Pharmaceuticals. From 1997 to 2004, Mr. Ostrach was at Kosan Biosciences, most recently as President and Chief Operating Officer. Mr. Ostrach began his corporate career at Cetus Corporation, where he served in several capacities between 1981 and 1991, initially as general counsel and finally as Senior Vice President of corporate affairs and General Counsel. Following the acquisition of Cetus by Chiron Corporation in 1991, Mr. Ostrach became President of Chiron Technologies. He holds a B.A. from Brown University and a J.D. from Stanford Law School.

STEPHEN F. TUCK, PH.D.

Dr. Tuck served as the Company’s Vice President, Global Technical Operations from November 2010 through March 2013. Prior to joining Dynavax, Dr. Tuck was an independent consultant to biotechnology and pharmaceutical clients from 2007 to 2010, which included Dynavax. From 1997 until 2007, Dr. Tuck was an employee of Dynavax and held a series of positions with increasing responsibility and ultimately served as our Vice President of Biopharmaceutical Development. Prior to joining Dynavax in 1997, Dr. Tuck was employed by Chiron Corporation, where he served in various capacities in the Technical Affairs and Process Development departments. At Chiron, Dr. Tuck was involved in the development of Fluad®, a novel adjuvanted influenza vaccine, various subunit vaccines, adjuvants and protein therapeutics. Prior to joining Chiron, Dr. Tuck was a post-doctoral fellow at Johns Hopkins University School of Medicine and the University of California, San Francisco. He has over 20 years of experience in pharmaceutical chemistry. Dr. Tuck received his Ph.D. and B.Sc. from Imperial College, University of London.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our executive compensation philosophy, policies and practices for the following executives, who are referred to in the Compensation Discussion and Analysis and in the subsequent tables as our named executive officers:

•	Dino Dina, M.D., Chief Executive Officer and Director;

•	J. Tyler Martin, M.D., President and Director;

•	Christine R. Larson, Vice President and Chief Financial Officer;

•	Jennifer Lew, Vice President, Finance and Principal Accounting Officer;

•	Michael S. Ostrach, Vice President, Chief Business Officer and General Counsel; and

•	Stephen F. Tuck, Ph.D., Vice President , Global Technical Operations.

EXECUTIVE SUMMARY

Dynavax, a clinical-stage biopharmaceutical company, is focused on discovering and developing novel products to prevent and treat infectious and inflammatory diseases. Our lead product candidate is HEPLISAV, a Phase 3 investigational adult hepatitis B vaccine. To achieve our corporate mission, we rely on our employees. We encourage teamwork and collaboration among our employees, and we demand accountability and strong results. Accordingly, we have designed our executive compensation program to provide a compensation package that focuses employees on corporate and individual performance, that is internally fair and consistent, that attracts, retains and motivates key employees, and that is consistent with the interests of our stockholders.

Through the delivery of performance-based compensation, we believe that our executive compensation philosophy has assisted us in achieving outstanding results in 2012, both on an absolute level and as compared with our peers. In 2012, we accomplished several critical milestones related to HEPLISAV development, including submission of the Biologics License Application (“BLA”) in the U.S. and the Marketing Authorization Application in Europe, strengthening the organization in its transition toward commercialization, raising capital and advancing our pipeline of early programs.

The highlights of our executive compensation program include:

•

Performance vesting criteria is utilized from time to time in some of our option grants to our named executive officers, such that these grants will only be eligible for vesting if we achieve certain long-term corporate milestones related to our HEPLISAV program. This structure motivates our executives to achieve our critical near-term strategic business goals while at the same time focusing on creating meaningful stock price appreciation that can be sustained over multiple years.

•	We did not provide our executive officers (including our Chief Executive Officer and President) with any tax reimbursement rights or supplemental deferred compensation/retirement benefits.

•	We maintain a “no-hedging” policy in our insider trading policy that prohibits our directors and executive officers from hedging the economic interest in the Company shares they hold.

•

Our 2011 Plan, adopted by our stockholders in January 2011, replaced our prior plans and reflects best practices in equity compensation, including an express prohibition on repricings or exchanges of underwater stock options and notably does not include either an “evergreen” feature or accelerated vesting provisions upon a change in control transaction, or upon a qualifying termination of employment in connection with a change in control transaction.

•	We have been working to increase the focus of our executive compensation program on pay for performance. For 2012, performance-based compensation (all elements other than base salary) represented:

•	approximately 85% of the target total direct compensation for our Chief Executive Officer; and

•	approximately 78% of the target total direct compensation for our other named executive officers other than our Chief Executive Officer.

Compensation Objectives, Elements and Process

Objectives. Our executive compensation program is designed to:

•	Attract and retain talented executive officers;

•	Align the interests of executives and our stockholders;

•	Motivate our executives to achieve our business plans and strategic objectives over the short- and long-term; and

•	Create a team-oriented workplace that promotes innovation, high quality scientific and technical accomplishments and calculated risk-taking to achieve our objectives.

Mix of Key Compensation Elements.    To achieve these objectives, our executive compensation program provides a mix of compensation elements, including base salary, annual cash-based incentive awards, equity compensation, broad-based employee benefits as well as severance and change of control benefits. We do not use a strict weighting system among compensation elements for each named executive officer but instead consider the total compensation necessary to motivate and retain these individuals with a mix that places greater weight on performance-based components, including annual cash incentive compensation and equity compensation. We believe that a mix of both cash and equity incentives is appropriate, as cash incentives reward named executive officers for near-term results, while equity incentives motivate them to increase stockholder value over the longer term.

Role of our Compensation Committee.    The Compensation Committee of the Board, or the Compensation Committee, has the primary responsibility for setting our named executive officer compensation each year. In particular, our Compensation Committee is tasked with:

•	Setting the compensation levels for each of our named executive officers;

•	Reviewing and approving the corporate goals and objectives relevant to the named executive officers’ compensation and evaluating their performance at year end in light of such goals and objectives;

•	Reviewing and making recommendations to the Board with respect to the adoption of incentive compensation plans and equity-based plans;

•	Administering the Company’s incentive compensation plans and equity-based plans;

•	Approving the terms of any employment agreements, severance agreements, and change of control agreements and provisions for the named executive officers; and

•	Approving any other compensation elements for our named executive officers.

As part of its deliberations, in any given year, the Compensation Committee may review and consider materials such as company reports and financial projections, historical achievement of company-wide operational and financial objectives, operational data, tax and accounting information, total compensation that may become payable to our named executive officers in various hypothetical scenarios, executive stock ownership information, company stock performance data, analyses of historical compensation levels for our named executive officers and current company-wide compensation levels, and the recommendations of our Chief Executive Officer, our President and our human resources department as well as the advice and guidance of the Compensation Committee’s independent compensation consultant.

Role of the Compensation Committee’s Independent Compensation Consultant.    In making its decisions, the Compensation Committee may from time to time obtain advice from an independent compensation consultant engaged directly by the Compensation Committee. Beginning in August 2010, the Compensation Committee retained Arnosti Consulting, Inc., or Arnosti, as its independent compensation consultant, and, since then, the Committee has met regularly with Arnosti, both with and without management present, depending upon the topic being discussed.

The Compensation Committee has analyzed whether the work of Arnosti as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

•	The provision of other services to the Company;

•	The amount of fees paid to Arnosti by the Company;

•	Arnosti’s policies and procedures that are designed to prevent conflicts of interest;

•	Any business or personal relationship of Arnosti or the individual compensation advisors employed by Arnosti with an executive officer of the Company; and

•	Any Dynavax stock owned by Arnosti or the individual compensation advisors employed by Arnosti.

The Compensation Committee determined, based on its analysis of the above factors, that the work of Arnosti and the individual compensation advisors employed by Arnosti as compensation consultants does not create any conflict of interest.

In general, Arnosti assists the Compensation Committee in evaluating the effectiveness of our compensation strategy and practices in achieving our compensation objectives. Specifically, in 2012, Arnosti provided the Compensation Committee with the following services:

•	Reviewed and provided recommendations for updating our Peer Companies (as defined below) for use in reviewing executive compensation for purposes of setting 2012 and 2013 compensation;

•

Reviewed and analyzed existing compensation levels and practices for our named executive officers in comparison to those of our Peer Companies that are reflected in Radford’s 2011 Global Life Sciences survey data (described below) as well as 2010 proxy data accessed through Equilar Data Services, Inc., or Equilar;

•	Provided recommendations to improve our cash- and equity-based compensation governance practices, including offering benchmarking and tools for developing a compensation strategy;

•	Reviewed Board compensation data as disclosed by our Peer Companies.

•	Updated the Compensation Committee on emerging trends/best practices in the area of executive and non-employee director compensation;

•	Conducted a review of compensation for our Board, and provided recommendations to the Compensation Committee and the Board regarding the compensation structure for non-employee directors; and

•	Reviewed the Compensation Discussion and Analysis for inclusion in our proxy statement.

Arnosti took direction from the Compensation Committee Chair and interacted with management, including our human resources, finance, and legal departments, as well as our Chief Executive Officer and our President, to obtain financial data and information about the organization and employee performance.

The Company pays the cost for Arnosti’s services. However, the Compensation Committee retains the sole authority to direct, terminate or continue Arnosti’s services. The total cost of Arnosti’s services was approximately $22,000 for 2012. The Compensation Committee determined that the provision of non-executive compensation services provided by Arnosti to the Company did not compromise the independence of Arnosti’s services in respect of executive compensation.

Role of our Management.    For executives other than our President and our Chief Executive Officer, the Compensation Committee solicits and considers the recommendations of the President and the Chief Executive Officer, including their review of the officer’s performance and contributions in the prior year and their recommendations for the potential compensation levels that should be set for the other executive officers. In the case of each of the President and the Chief Executive Officer, the Compensation Committee solicits and considers the evaluations and recommendations submitted by other members of the Board. The Compensation Committee then reviews and assesses the performance of the President and the Chief Executive Officer. This assessment is reported to, and discussed with, the Board. Based on the recommendations of the Compensation Committee, the Board remains solely responsible for making the final decisions on compensation for our executive officers, including our President and our Chief Executive Officer. No executive officer participates directly in approving the amount of any component of his or her own compensation package.

Factors Considered in Establishing Compensation.    In any given year, our Compensation Committee may consider some or all of the following factors in determining the amount and form of each of the key elements of our compensation program:

•

The compensation levels paid to similarly-situated executives at our Peer Companies (defined below), without necessarily benchmarking to a specific percentile for any particular element. We believe this helps us in determining the total amount of compensation that is needed to retain and motivate our executives while still maintaining a responsible cost structure;

•

A review of the named executive officer’s existing compensation as set forth in tally sheets that include: (i) current and proposed base salary, (ii) current and proposed target annual cash incentive compensation, and (iii) existing outstanding equity awards, including number of shares and potential value realizable;

•	The desired mix of compensation elements, including the amount of compensation that will be earned based on target corporate or individual performance;

•

Historical and anticipated future corporate and individual performance, including the need to motivate named executive officers to address particular business challenges that are unique to any given year;

•

The philosophy that the total compensation opportunity should increase as the level of responsibility rises – for example, because our Chief Executive Officer and our President have greater responsibilities covering the operations of our entire company, their total compensation opportunities are significantly greater than any of our other named executive officers;

•

The belief that internal pay equity needs to be considered and that compensation levels should be set within a relatively narrow band for comparably-situated executives after considering the named executive officers’ responsibilities, the scope of their position and the complexity of the departments or functions they manage, relative to their internal peers;

•	Our President’s and our Chief Executive Officer’s recommendations, because of their direct knowledge of the role and contributions of each named executive officer (other than themselves);

•	The recommendations of Arnosti, our independent compensation consultant;

•	Budget constraints for salary, bonus and equity adjustments;

•	The potentially dilutive effect of our equity compensation practices on our stockholders;

•

Broader economic conditions, to ensure that our compensation strategies are effective yet responsible, particularly in light of unanticipated consequences of the macroeconomic environment on our business; and

•	The experiences and individual knowledge of the members of our Board regarding executive compensation programs generally and at other companies.

The relative weight, if any, given to each of the factors above varies with each individual named executive officer and with respect to each element of compensation at the sole discretion of the Compensation Committee.

Stockholder Say-on-Pay Votes.    At the Company’s Annual Meeting of Stockholders held in June 2011, we conducted our first advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote. The stockholders also voted on and approved a preferred frequency of every three years for stockholder advisory votes on compensation of named executive officers, and, in accordance with the stockholders’ indicated preference, the Board has resolved that we will hold such advisory votes on executive compensation every three years going forward. The Board believes that a triennial advisory vote on the compensation of our named executive officers is appropriate in light of our goal to tie our pay programs to the long-term performance of our Company and given the time required to develop, seek approval and commercialize a product in our industry and the impact of forces external to our business on our results. Holding a say-on-pay vote every three years also permits our stockholders to fully assess the effectiveness of our pay programs in incentivizing our executives to perform with the long-term interests of our stockholders in mind. The Board and the Compensation Committee value the opinions of the stockholders in this matter, and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps.

At our 2011 Annual Meeting of Stockholders, approximately 99% of the votes affirmatively cast on the say-on-pay proposal were voted in favor of the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. Based on the stockholders’ support for the Company’s say-on-pay proposal in 2011, the Company did not make fundamental changes to its approach to executive compensation in 2012.

Use of Peer Data.    As mentioned above, the Compensation Committee reviews market practices for compensating our named executive officers using data for similarly-situated executives to evaluate the three major components of our compensation program – base salary, annual cash incentive compensation, and equity awards. For 2012 decisions regarding cash-based compensation, our human resources department and Arnosti provided the Compensation Committee with data for similarly-situated executives drawn from two sources: 2010 proxy data from Peer Companies accessed through Equilar that participated in the 2011 Radford Global Life Sciences Survey (“Radford”) because the number of our Peer Companies who reported proxy data for certain positions was deemed to be too low. For 2012 decisions regarding equity-based compensation, our human resources department and Arnosti provided the Compensation Committee with data obtained from Equilar on equity awards granted to similarly-situated executives at our Peer Companies, as Equilar provided the necessary level of detail (as compared to Radford) desired by the Compensation Committee to make its decisions. For 2012, the Compensation Committee considered base salary, annual incentive compensation and target total cash compensation for our executive officers ranging from the 25th to 75th percentiles of competitive market data as described above. For equity compensation, the Compensation Committee considered grant size and ownership levels ranging from the 25th to 75th percentile for our Peer Companies.

The Compensation Committee, however, does not set compensation components to meet specific benchmarks. Rather, the Compensation Committee reviews peer data as a reference point in determining whether the target total cash compensation opportunity and the target total equity compensation opportunity are likely to provide sufficient motivation and retention as well as whether the amount properly reflects the named executive officer’s role and scope of responsibilities. The Compensation Committee chooses the actual amount of each element of compensation and the total compensation opportunity of each named executive officer based in part on this peer data and in part on the factors discussed above under “Factors Considered in Establishing Compensation,” with the factors that were material for 2012 described below under the discussion of each specific element of compensation.

For compensation decisions in 2012, our Compensation Committee chose not to change our list of Peer Companies from 2011, except to remove Micromet, Inc. due to its acquisition by Amgen in 2012, as the Committee believed the list remained an appropriate reference group. The list of our Peer Companies was originally chosen because these companies had an established business within the biotechnology/pharmaceutical industry, were at a stage of product development similar to Dynavax, and were of similar size to Dynavax as measured by number of employees, revenue and market capitalizations. Our Peer Companies are set forth below:

Affymax, Inc.	Alexza Pharmaceuticals, Inc.	Arena Pharmaceuticals, Inc.	Biocryst Pharmaceuticals, Inc.
Cytokinetics, Inc.	Depomed Inc.	Durect Corporation	Dyax Corporation
Genomic Health	Geron Corporation	Idenix Pharmaceuticals	Intermune, Inc.
Jazz Pharmaceuticals plc	Maxygen, Inc.	Medivation, Inc.	Opko Health, Inc.
Nektar Pharmaceuticals	Novavax Inc.	Onyx Pharmaceuticals Inc.	Sangamo Biosciences, Inc.
Pharmasset, Inc.	Questcor Pharmaceuticals, Inc.	Rigel Pharmaceuticals, Inc.	Synta Pharmaceuticals Corp
Sciclone Pharmaceuticals, Inc.	Stemcells Inc.	Supergen, Inc.	Vical, Inc.
Targacept, Inc.	Theravance, Inc.	Trubion Pharmaceuticals, Inc.	Xenoport, Inc.

The Compensation Committee believes that this list represents the companies with which we believe we generally compete for executive talent.

Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2012

Our 2012 executive compensation program consists of three principal components: base salary; annual cash-based incentive awards; and equity-based awards. In addition, we provide broad-based employee benefits as well as severance and change in control benefits to our named executive officers.

Base Salary.    Base salary represents a fixed component of the total target compensation opportunity that we provide to our named executive officers. Base salaries provide our named executive officers with a degree of certainty in the face of having a majority of their compensation “at risk” in the form of annual cash incentive bonuses and stock-based incentive compensation. Our Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to retain and motivate our named executive officers.

Our Compensation Committee generally reviews base salaries in the first quarter of every year. In early 2012, the Compensation Committee considered the base salary, target cash incentive compensation and target total cash compensation ranging from the 25th to 75th percentiles of the Radford survey data. The Compensation Committee also took into consideration the Company’s 2012 salary increase budget of 4% for all employees (including our named executive officers) and its desire to have a significant portion of a named executive officer’s target total cash opportunity subject to the achievement of performance goals. In addition, as further described above under the heading “Factors Considered in Establishing Compensation,” the Compensation Committee considered each named executive officer’s current responsibilities, the importance of his or her role in achieving the Company’s needs and objectives for the coming year, and the named executive officer’s level of performance in 2011. Based on its subjective assessment of all of these factors, the Compensation Committee set 2012 base salaries for the named executive officers, as set forth in the table below.

The 2012 base salaries for each of our named executive officers and the relative position of these base salaries against market data, including Radford survey data, were as follows:

Name	2012 Base Salary	Market Position for 2012 Base Salary (percentile)
Dino Dina, M.D.	$460,000	<25	th
J. Tyler Martin, M.D.	$412,000	<25	th
Christine R. Larson(1)	$350,000	75	th
Jennifer Lew	$229,408	<25	th
Michael S. Ostrach	$332,210	>50	th
Stephen F. Tuck, Ph.D.(2)	$334,750	75	th

(1)	Ms. Larson departed the Company in February 2013.

(2)	Dr. Tuck departed the Company in March 2013.

Annual Cash-Based Incentive Awards.    We have structured our annual cash incentive compensation program to align our named executive officers’ pay with our overall financial and strategic performance and to reward our named executive officers’ achievement of, or contributions to, specifically-identified corporate and individual performance objectives. Our Compensation Committee recognizes the important role that annual cash incentive compensation plays in motivating and retaining our executives.

As in prior years, in early 2012, our Compensation Committee reviewed the target bonus amounts for the named executives expressed as a percentage of base salary. The Compensation Committee conducted its review in connection with establishing base salary levels (as described above), and therefore considered base salary, target cash incentive compensation and target total cash compensation at the 25th through 75th percentiles using both 2010 proxy and Radford survey data, given the desire to have a significant portion of the target total cash opportunity subject to the achievement of performance goals. In addition, as further described above under the heading “Factors Considered in Establishing Compensation,” the Compensation Committee also considered each named executive officer’s current responsibilities, the importance of his or her in achieving the Company’s needs and objectives for the coming year, and the named executive officer’s level of performance in 2011. Based on its subjective assessment of all of these factors, the Compensation Committee set target bonuses for the named executive officers as set forth in the table below.

The named executive officers’ 2012 target bonuses and relative position of the bonuses and total target compensation against market data, including Radford survey data, were as follows:

Name	2012 Base Salary	Target Bonus %	Target Bonus	Market Position for Target Annual Incentive (percentile)		Market Position for Target Total Cash Compensation (percentile)
Dino Dina, M.D.	$460,000	60%	$276,000	50	th	<25	th
J. Tyler Martin, M.D.	$412,000	55%	$226,600	>75	th	>75	th
Christine R. Larson	$350,000	50%	$175,000	75	th	75	th
Jennifer Lew	$229,408	40%	$91,763	50	th	50	th
Michael S. Ostrach	$332,210	50%	$166,105	>75	th	>50	th
Stephen F. Tuck, Ph.D.	$334,750	50%	$167,375	>75	th	>75	th

The Compensation Committee also approved the terms of the executive annual cash bonus plan. Under the plan, named executive officers are eligible to earn a bonus based on the achievement of corporate and individual goals, with the weighting of corporate and individual goals determined for each named executive officer as follows:

Name	Allocation of Target Bonus to Corporate Goals	Allocation of Target Bonus to Individual Goals
Dino Dina, M.D.	100%	0%
J. Tyler Martin, M.D.	100%	0%
Christine R. Larson	50%	50%
Jennifer Lew	50%	50%
Michael S. Ostrach	50%	50%
Stephen F. Tuck, Ph.D.	50%	50%

The Compensation Committee believed this allocation best reflected the importance of the role of each named executive officer to the achievement of the 2012 corporate goals chosen and/or individual goals (if any) established for the named executive officer. In 2012, the corporate goals, their respective weighting and the actual achievement for 2012, were as follows:

Corporate Goal	Weight
• Deliver on HEPLISAV, including activities to enable successful regulatory submission, product launch and manufacture of product for commercial use, and enabling Dynavax to have at least one year of cash at the end of 2012	75%
• Strengthen the organization, including hiring and planning to enable commercialization of HEPLISAV	15%
• Advance the pipeline of early development programs	10%

Corporate Result Factor	100%

Overall Achievement Factor of 2012 Corporate Goals	50%

In 2012, we accomplished critical milestones related to HEPLISAV’s development, including filing the U.S. and European licensure applications, completing a U.S. Food and Drug Administration (“FDA”) inspection of our Düsseldorf manufacturing facility and other third-party sites, preparing for the FDA’s Vaccines and Related Biological Products Advisory Committee meeting, and working extensively with the FDA to complete its review of the U.S. application by the assigned Prescription Drug User Fee Action (“PDUFA”) date. During 2012, we completed a successful public offering for shares of our common stock that resulted in $70 million in net proceeds, allowing us to end the year with $125 million in cash, cash equivalents and marketable securities. We engaged in market research activities focused on the U.S. adult hepatitis B vaccine market and completed other product marketing activities to prepare and transition the company toward commercialization. In addition, we achieved several important milestones for our early stage programs, particularly those funded by collaboration partners and our contract with the National Institutes of Health, which resulted in additional cash inflows to the Company.

The Compensation Committee evaluated the accomplishments and performance of the Company as a whole and took into consideration that on the PDUFA date in February 2013, the FDA did not approve the application for HEPLISAV in its current form, instead issuing a Complete Response Letter which will require the Company to perform additional work and delay the timeframe for HEPLISAV to reach the market. As a result, the Compensation Committee determined that our efforts represented achievement of a total of 50% of our 2012 corporate goals.

Drs. Dina and Martin’s 2012 target bonus opportunity was based solely on the achievement of our 2012 corporate goals. With regard to the individual component of the 2012 target bonus opportunities for Ms. Lew, Mr. Ostrach and Dr. Tuck, the Compensation Committee, with input from the Chief Executive Officer and President, reviewed the performance of each of these named executive officers in light of the goals and the achievements for 2012. The individual goals for Ms. Larson are not listed because she departed the Company prior to the payment date. The individual goals of each of Ms. Lew, Mr. Ostrach and Dr. Tuck, which were not given specific weighting, were as follows:

Jennifer Lew

•	Develop accounting policies, procedures and infrastructure requirements to support HEPLISAV commercialization

•	Conduct investor relations activities contributing to the growth in stockholder base and research coverage by additional research analysts

•	Conduct long-range budgetary planning activities and assist with fundraising to maintain Company’s cash position

Michael S. Ostrach

•	Develop and maintain patent strategy for Company’s programs

•	Conduct business development and financing activities resulting in successful fundraising to meet Company objectives

•	Conduct investor relations activities contributing to the growth in stockholder base and research coverage by additional research analysts

Stephen F. Tuck, Ph.D.

•	Complete manufacturing components of U.S. and European licensure applications for HEPLISAV

•	Conduct manufacturing of drug product to support HEPLISAV commercialization and initiate activities to improve manufacturing capacity for HEPLISAV

The Compensation Committee determined that, based on the achievement of the goals identified above, Ms. Lew, Mr. Ostrach and Dr. Tuck each achieved 100% of their individual performance goals for 2012.

As a result of these determinations regarding corporate and individual performance, the Compensation Committee recommended and the Board approved the actual bonus payouts listed below, calculated based on the weightings and achievements and with the exercise of discretion:

Name	2012 Target Bonus	2012 Actual Bonus
Dino Dina, M.D.	$276,000	$138,000
J. Tyler Martin, M.D.	$226,600	$113,300
Christine R. Larson(1)	$175,000	$—
Jennifer Lew	$91,763	$73,410
Michael S. Ostrach	$166,105	$124,759
Stephen F. Tuck, Ph.D.	$167,375	$125,531

(1)	Ms. Larson did not receive a bonus for 2012 as she departed the Company prior to the payment date.

Equity-Based Awards.    The Compensation Committee believes that properly-structured equity compensation programs align the long-term interests of our stockholders and our employees by creating a strong, direct link between employee compensation and stock price appreciation. The Compensation Committee believes that, if our officers own shares of our common stock with values that are significant to them, they will have additional incentive to act to maximize long-term stockholder value.

We have historically granted stock options to our named executive officers. These options have an exercise price equal to the fair market value of our common stock on the date of grant and generally vest based on continued service over a four-year period. As a result of this structure, options provide a return to the named executive officer only if he or she remains employed by us, and then only if the market price of our common stock appreciates over the period in which the option vests. We do not grant stock options at a discount to fair market value or engage in underwater stock option repricings or exchanges. We do not grant options with so-called “reload” features (i.e., options upon the exercise of an option using shares already in the holder’s possession), and we do not loan funds to named executive officers.

In determining the aggregate size of equity grants in any given year, the Compensation Committee may consider one or more of the factors described above under “Factors Considered in Establishing Compensation.” In making grants to named executive officers during 2012, the Compensation Committee considered each named executive officer’s total options outstanding as of December 31, 2011, their performance during 2011, the potential amount that could be realized at different hypothetical stock prices upon exercise of those awards, the named executive officer’s percentage of ownership of the Company, and Peer Company data from Equilar regarding ownership levels of similarly situated executives. Based on the Equilar data, the average equity ownership for a chief executive officer ranged between 3% and 5% of total common stock outstanding, and for the remaining named executive officers, the average equity ownership was up to 1% of total common stock outstanding. Due to a greater number of shares outstanding (relative to many of our Peer Companies) and the desire to manage the share reserve under the 2011 Plan over three years, the Compensation Committee has historically made grants at a level that would result in ownership at approximately 25%-50% of the ownership levels for similarly-situated executives at our Peer Companies.

In addition to stock options, during 2012 we granted restricted stock units, or RSUs, to certain of our key employees, including our named executive officers. The Compensation Committee determined that our Peer Companies were increasingly granting full value awards, in addition to options, and therefore RSUs could be part of a competitive compensation package to attract and retain highly-qualified executives. In addition, because RSUs do not have an exercise price and provide some level of certain return since, unlike options, they are not subject to becoming “underwater,” the Compensation Committee could award fewer RSUs than it would grant shares under a stock option award. In 2012, we granted 1,815,000 RSUs to select employees, including named executive officers with certain performance-based vesting criteria.

Name	2012 Option Award	2012 RSU Award	Grant Date Aggregate % Ownership
Dino Dina, M.D.	500,000	150,000	1.6%
J. Tyler Martin, M.D.	400,000	150,000	1.0%
Christine R. Larson(1)	300,000	—	0.2%
Jennifer Lew	75,000	50,000	0.4%
Michael S. Ostrach	180,000	100,000	0.6%
Stephen F. Tuck, Ph.D.	180,000	125,000	0.4%

(1)	Ms. Larson did not receive an RSU award for 2012 as she was not employed with the Company on the grant date.

Severance and Change of Control Benefits.    The employment of each of our named executive officers is “at will.” However, each of the named executive officers has entered into a management continuity agreement with the Company. The material terms of these agreements are substantially the same for each named executive officer and provide cash severance, accelerated vesting of equity-based compensation, extended option exercise periods and continuation of benefits coverage in connection with an involuntary termination of employment, with increased benefits if such termination is related to a “change in control” of the Company. These agreements also provide for accelerated vesting of equity awards in connection with a change in control, whether or not the named executive officer terminates employment in connection with the change in control event. The terms of these agreements with our named executive officers are discussed more fully in the section below under the heading “Summary of Change In Control And Involuntary Termination Arrangements.”

The Compensation Committee believes that the severance benefits and accelerated vesting offered to our named executive officers serve to minimize the distractions to our executive team and helps our named executive officers maintain a balanced perspective in making overall business decisions during periods of uncertainty. We believe that these existing arrangements are consistent with market practices and are critical to attracting and retaining high quality executives. The Compensation Committee is aware of the sentiment of current stockholder and proxy advisory firms regarding single-trigger vesting as well as the provision of severance benefits upon a voluntary termination within a short period of time following a change in control. However, these existing rights date back to contracts entered into prior to our initial public offering.

In late 2010, the Compensation Committee revisited the terms of these management continuity agreements as part of the promotion of Dr. Martin and the transition of certain duties from Dr. Dina to Dr. Martin. The amounts, terms and conditions of the severance benefits reflect the negotiations between our officers and the Company, the benefits provided by our Peer Companies to similarly situated executives, as well as our desire for internal pay equity among our named executive officers. Dr. Martin’s management continuity agreement was further amended in late 2012. The Compensation Committee determined that it was in the best interests of our stockholders to retain the services of Dr. Dina and Dr. Martin at this critical time in the Company’s development, and these benefits were critical to achieve that retention goal.

The amendments in 2010 to the management continuity agreements for our other named executive officers were primarily to address an immediate concern regarding compliance of these documents with the requirements of Section 409 of the Internal Revenue Code and not to materially enhance or reduce the benefits. Considering these factors and the Compensation Committee’s determination of the need to retain these employees at a critical time in the Company’s development, the Compensation Committee chose to retain the original level of benefits.

The Compensation Committee will continue to monitor our stockholders’ preferences with respect to these agreements and will take them into consideration as it makes compensation decisions in the future.

Broad Based Employee Benefits, Limited Perquisites, Signing Bonuses.    In order to attract and retain qualified named executive officers and other employees, we must offer a competitive package of retirement, health, and welfare programs. We maintain medical, vision, dental and accidental death and disability insurance as well as paid time off and paid holidays for all of our employees. Our named executive officers are eligible to participate in these programs along with and on the same basis as our other employees. Like all of our full-time employees, our named executive officers are eligible to participate in our 401(k) plan. We believe that these benefits are consistent with the practices of our Peer Companies, and therefore are a necessary element of compensation in attracting and retaining employees.

In addition to the benefits listed above, the Compensation Committee provides, from time to time, limited perquisites to our key employees. In considering potential perquisites, the Compensation Committee reviews the cost to the Company of such benefits as compared to the perceived value we receive. In 2012, the Company continued to provide to employees at and above the level of Vice President supplemental medical insurance benefits through Exec-U-Care. The Company believes that ensuring that our executives are in good health is in the best interests of our stockholders, and the Exec-U-Care benefit comes at a reasonable cost to the Company.

We do not sponsor any defined benefit pension plan or supplemental employee retirement plans or arrangements for any of our employees.

Equity Compensation Policies.    Our policy is to generally make new-hire and annual equity grants as follows:

•

During the first quarter of the calendar year, management requests Compensation Committee approval of guidelines and a new hire option pool. Individual new hire awards for vice president level employees were and will continue to be approved by the Compensation Committee. Awards may have a vesting schedule that is time-based and/or performance-based for management new hires; and

•

During the first quarter of the calendar year, management requests Compensation Committee approval for a pool of annual awards to be granted to then-current employees based on the assessment of individual and corporate performance by the Compensation Committee and management. The Compensation Committee and the Board made the final determination of annual awards to named executive officers.

The exercise price of the stock options is not less than the closing price of our common stock on the NASDAQ Capital Market on the grant date of the stock option. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable stock price.

We encourage our named executive officers to hold a significant equity interest in our Company, but we have not set specific stock ownership guidelines.

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Tax Deductibility of Executive Compensation.    Section 162(m) of the Code generally limits the corporate deduction by a public company for compensation paid to its chief executive officer and certain other named executive officers during any single year to $1 million per individual, unless certain requirements are met which qualify that compensation as performance-based under these tax rules. Our Compensation Committee considers the impact of this deduction limitation rule in establishing and implementing compensation policies and practices. The Compensation Committee may grant compensation that qualifies as performance-based compensation when it determines that it is in the best interest of the Company. However, we have not established a policy whereby all compensation paid to our named executive officers must be fully deductible. Rather, the deductibility of such compensation is one of the factors considered in establishing and implementing our executive compensation programs, along with the need to design compensation programs that appropriately motivate our senior management and our goal to attract and retain key executives by remaining competitive in our pay practices.

Under the 2004 Stock Incentive Plan and 2011 Plan, stock options and performance-based stock awards may be granted in a manner that satisfies the deductibility requirements of Section 162(m) of the Code. However, the Compensation Committee deemed it desirable to retain adequate flexibility in designing compensation programs that motivate executives to achieve extraordinary results. This flexibility is often not available in quantitative plans required for qualification of compensation as performance-based compensation under Section 162(m) of the Code. Therefore, in certain years, the annual cash-based incentive awards may not be structured to qualify as performance-based compensation under Section 162(m) of the Code and so compensation payable thereunder may not be fully deductible by us in all circumstances.

Accounting Considerations.     The Company accounts for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which requires us to estimate and record an expense over the service period of the equity award. Our cash compensation is recorded as an expense at the time the obligation is accrued. The accounting impact of our compensation programs are one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs.

Compensation Recovery Policy.    We do not have a policy to attempt to recover cash bonus payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and principal financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

COMPENSATORY RISK ANALYSIS DISCUSSION

Our Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. As part of its assessment, the Compensation Committee considered, among other factors, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing Company-wide and individual financial, operational and other performance targets, and the nature of our key performance metrics.

EQUITY COMPENSATION PLANS

The following table shows activity under our equity compensation plans as of the fiscal year ended December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
1997 Equity Incentive Plan	471,788	$2.84	—
2004 Stock Incentive Plan	4,298,027	$3.74	—
2011 Equity Incentive Plan	10,012,406	$3.54	5,751,298
Equity compensation plans not approved by security holders:
2010 Employment Inducement Award Plan	779,000	$1.64

Total	15,561,221	$3.48	5,751,298

In order to induce qualified individuals to join our Company, our Board adopted the 2010 Employment Inducement Award Plan, or the 2010 Inducement Plan, effective January 8, 2010, which provides for the issuance of up to 1,500,000 shares of Dynavax common stock to new employees of Dynavax. Stockholder approval of the 2010 Inducement Plan was not required under NASDAQ Marketplace Rule 5635(c)(4). Upon the effectiveness of the 2011 Plan, no additional awards were granted under either the 2004 Stock Incentive Plan or the 2010 Inducement Plan. All shares currently subject to awards outstanding under the 1997 Equity Plan, 2004 Stock Incentive Plan or 2010 Inducement Plan, which awards expire or are forfeited, will be included in the reserve for the 2011 Plan to the extent such shares would otherwise return to such plans. Awards granted under the 2010 Inducement Plan have a term of 10 years. Exercisability, option price and other terms are determined by the plan administrator, but the option price cannot be less than 100% of fair market value of those shares on the date of grant. Stock options granted under the 2010 Inducement Plan generally vest over a period of four years, with the exception of performance based awards which will vest upon achievement of certain performance conditions.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2012, 2011, and 2010, compensation awarded to or paid to, or earned by, the named executive officers.

Name	Year	Salary		Stock Awards(1)		Option Awards(2)		Non-Equity Incentive Compensation(3)		All Other Compensation(4)		Total
Dino Dina, M.D.	2012		$460,000		$633,000		$1,652,750		$138,000		$9,934		$2,893,684
Chief Executive Officer and Director	2011		$448,800		$—		$2,111,925		$215,424		$11,498		$2,787,647
	2010		$408,000		$—		$214,140		$195,840		$23,661		$841,641

J. Tyler Martin, M.D.	2012		$412,000		$633,000		$1,322,200		$113,300		$26,132		$2,506,632
President and Chief Medical Officer(5)	2011		$400,000		$—		$1,548,745		$176,000		$30,973		$2,155,718
	2010		$350,000		$—		$874,763		$157,641		$33,288		$1,415,692

Christine R. Larson	2012		$350,000		$—		$973,290		$—		$15,366		$1,338,656
Vice President and Chief Financial Officer	2011		$—		$—		$—		$—		$—		$—
	2010		$—		$—		$—		$—		$—		$—

Jennifer Lew	2012		$229,408		$211,000		$234,420		$73,410		$24,167		$772,405
Vice President, Finance	2011		$224,910		$—		$844,770		$80,968		$22,000		$1,172,648
	2010		$214,200		$—		$71,380		$68,544		$18,512		$372,636

Michael S. Ostrach	2012		$332,210		$422,000		$562,608		$124,759		$27,809		$1,469,386
Vice President, Chief Business Officer and General Counsel	2011 2010	$ $	322,534 316,210	$ $	— —	$ $	703,975 71,380	$ $	145,140 126,484	$ $	28,212 29,878	$ $	1,199,861 543,952

Stephen F. Tuck, Ph.D.	2012		$334,750		$527,500		$562,608		$125,531		$19,595		$1,569,984
Vice President, Global Technical Operations	2011		$325,000		$—		$—		$146,250		$11,379		$482,629
	2010		$51,875		$148,500		$311,535		$50,000		$544,148		$1,106,058

(1)

Represents the aggregate grant date fair value of stock awards granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2013, for a discussion of assumptions we made in determining the compensation costs included in this column. With regard to stock awards with performance-based vesting, the grant date fair value assumes the probable outcome of related performance conditions. The grant date fair value for stock awards with performance-based vesting, assuming the highest level of achievement had been met, is as follows:

	Stock Awards with Performance- based Vesting
Name	2012 ($)	2011 ($)	2010 ($)
Dino Dina, M.D	$633,000	$—	$—
J. Tyler Martin, M.D.	$633,000	$—	$—
Christine R. Larson	$—	$—	$—
Jennifer Lew	$211,000	$—	$—
Michael Ostrach	$422,000	$—	$—
Stephen Tuck	$527,500	$—	$148,500

(2)

Represents the aggregate grant date fair value of option awards granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2013, for a discussion of assumptions we made in determining the compensation costs included in this column. With regard to option awards with performance-

based vesting, the grant date fair value assumes the probable outcome of related performance conditions. The grant date fair value for option awards with performance-based vesting, assuming the highest level of achievement had been met, is as follows:

	Option Awards with Performance-based Vesting
Name	2012 ($)	2011 ($)	2010 ($)
Dino Dina, M.D	$—	$—	$214,140
J. Tyler Martin, M.D.	$—	$—	$71,380
Christine R. Larson	$—	$—	$—
Jennifer Lew	$—	$—	$71,380
Michael Ostrach	$—	$—	$71,380
Stephen Tuck	$—	$—	$89,010

(3)	The non-equity incentive plan compensation represents payments pursuant to an approved incentive plan earned for the fiscal year reported, although amounts were paid in the subsequent fiscal year.

(4)

Represents the total amount paid by the Company during the fiscal year for life insurance premiums and medical claims under the Exec-U-Care healthcare expense reimbursement program. In 2011, the Company paid $14,638 for the cost of legal services provided to Dr. Dina in negotiating his amended Management Continuity Agreement with the Company. Dr. Tuck was a consultant to Dynavax prior to joining the Company in November 2010 and received payments of $544,148 related to services provided as a consultant.

(5)

Dr. Martin was promoted to President in July 2010, and his salary was increased from $325,000 to $375,000. The actual amounts paid in 2010 and 2011 were $383,000 and $366,925, respectively, which included a correction of $33,075 between years 2010 and 2011.

GRANTS OF PLAN-BASED AWARDS

The following table shows certain information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Target ($)
Dino Dina, M.D.		276,000	—	—	—
	2/1/2012		500,000	3.68	1,652,750
J. Tyler Martin, M.D.		226,600	—	—	—
	2/1/2012	—	400,000	3.68	1,322,200
Christine R. Larson		175,000	—	—	—
	8/13/2012	—	300,000	3.70	973,290
Jennifer Lew		91,763	—	—	—
	1/31/2012	—	75,000	3.48	234,420
Michael S. Ostrach		166,105	—	—	—
	1/31/2012	—	180,000	3.48	562,608
Stephen F. Tuck, Ph.D.		125,531	—	—	—
	1/31/2012	—	180,000	3.48	562,608

(1)

Represents the target cash incentive compensation in fiscal year 2012 that could have been earned based on performance in fiscal year 2012 pursuant to our annual cash incentive compensation program. Actual cash incentive awards earned in fiscal year 2012 by the named executive officers are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table”. Accordingly, the amounts set forth in this column do not represent additional compensation earned by NEOs for the year ended December 31, 2012.

(2)	This column represents awards of stock options granted under our 2011 Plan in fiscal 2012.

(3)

Represents the aggregate grant date fair value of option awards granted in fiscal year 2012 in accordance with ASC 718. See Note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2013, for a discussion of the assumptions we made in determining the compensation costs included in this column.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

The material terms of the named executive officers’ annual compensation and the explanations of the amounts of base salary, annual cash-based incentives, and equity-based awards in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement. Our severance and change in control benefits are described under “Summary of Change in Control and Involuntary Termination Arrangements” in this proxy statement.

As discussed in greater detail in “Compensation Discussion and Analysis,” the fiscal year 2012 cash incentive amounts were paid pursuant to the annual cash incentive compensation program, with amounts earned based on the achievement of certain corporate and individual performance goals. Cash incentive awards were fully vested when earned.

As discussed in greater detail in “Compensation Discussion and Analysis,” equity-based awards were granted in 2012 under the 2011 Plan and vest over four years from the date of grant, subject to continued employment, and the exercise price was the closing market price of our common stock on the grant date.

We did not pay dividends on our common stock during fiscal year 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows certain information regarding outstanding equity awards for the named executive officers as of December 31, 2012.

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)
Dino Dina, M.D		399,999	—	$3.00	12/17/2013	—	—
		50,000	—	$7.49	1/19/2015	—	—
		100,000	—	$6.06	2/22/2016	—	—
		250,000	—	$6.19	2/1/2017	—	—
		100,000	—	$6.12	1/29/2018	—	—
	(1)	150,000	50,000	$0.54	3/9/2019	—	—
		150,000	—	$1.58	2/18/2020	—	—
	(3)	479,165	270,835	$3.14	1/5/2021	—	—
	(4)	—	500,000	$3.68	1/31/2022	—	—
	(2)	—	—	$—	—	150,000	$427,500
J. Tyler Martin, M.D.	(1)	—	75,000	$0.58	2/26/2019	—	—
		14,241	—	$1.58	2/18/2020	—	—
	(1)	225,774	258,622	$1.72	8/24/2020	—	—
	(3)	351,388	198,612	$3.14	1/5/2021	—	—
	(4)	—	400,000	$3.68	1/31/2022	—	—
	(2)	—	—	—	—	150,000	$427,500
Christine R. Larson	(4)	—	300,000	$3.70	8/12/2022	—	—

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)
Jennifer Lew		15,000	—	$6.65	11/30/2014	—	—
		5,000	—	$6.06	2/29/2016	—	—
		10,000	—	$6.12	2/4/2017	—	—
		25,000	—	$6.55	3/2/2018	—	—
		25,000	—	$2.33	5/4/2018	—	—
	(1)	—	6,250	$0.54	3/9/2019	—	—
		50,000	—	$1.58	2/18/2020	—	—
	(3)	191,666	108,334	$3.14	1/5/2021	—	—
	(4)	—	75,000	$3.48	1/30/2022	—	—
	(2)	—	—	—	—	50,000	$142,500
Michael Ostrach		250,000	—	$6.17	10/30/2016	—	—
		40,000	—	$5.31	2/2/2018	—	—
	(1)	18,745	18,750	$0.54	3/9/2019	—	—
		26,725	—	$1.58	2/18/2020	—	—
	(3)	159,722	90,278	$3.14	1/5/2021	—	—
	(4)	—	180,000	$3.48	1/30/2022	—	—
	(2)	—	—	—	—	100,000	$285,000
Stephen Tuck		50,000	—	$1.50	1/21/2013	—	—
		17,081	—	$3.00	12/17/2013	—	—
		29,166	—	$7.49	1/19/2015	—	—
		12,500	—	$5.85	2/13/2016	—	—
		2,918	—	$3.00	5/31/2017	—	—
		20,834	—	$7.49	5/31/2017	—	—
		25,000	—	$5.85	2/13/2016	—	—
		25,000	—	$6.19	2/1/2017	—	—
	(1)	112,500	62,500	$1.98	11/11/2020	—	—
	(4)	—	180,000	$3.48	1/30/2022	—	—
	(2)	—	—	—	—	125,000	$356,250

(1)	Options vest annually over 4 years.

(2)	This amount represents the maximum number of shares subject to this stock option. Options will be earned upon achievement of certain performance conditions.

(3)	Options vest at the rate of 1/3 of the shares on the first anniversary of the vesting commencement date, with 1/36 of the total number of shares vesting each month thereafter.

(4)	Options vest at the rate of 1/4 of the shares on the first anniversary of the vesting commencement date, with 1/48 of the total number of shares vesting each month thereafter.

OPTION EXERCISES AND STOCK VESTED

Option exercises and stock vested during the fiscal year ended December 31, 2012, were as follows:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Dino Dina, M.D.	199,998	$701,993	—	$—
J. Tyler Martin, M.D.	293,607	$1,168,714	—	$—
Christine R. Larson	—	$—	—	$—
Jennifer Lew	18,750	$84,831	—	$—
Michael S. Ostrach	60,780	$313,625	—	$—
Stephen F. Tuck, Ph.D.	—	$—	75,000	$360,750

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR INVOLUNTARY TERMINATION

Summary of Change in Control and Involuntary Termination Arrangements.

To promote retention of certain key officers, our Board has authorized the Company to enter into Management Continuity and Severance Agreements, or Management Agreements, with each of the named executive officers. These agreements have been amended in previous years for compliance with applicable tax laws. Drs. Dina’s and Martin’s agreements were amended in the fall of 2010 to reflect their changing responsibilities with the Company and for compliance with applicable tax laws. Dr. Martin’s agreement was further amended in October 2012 to ensure the Company retained his services through a critical time in the Company’s development, and these benefits were critical to that retention goal In addition, as a general matter, in order to be eligible to receive benefits under the Management Agreements, our named executive officers and other officers must execute a general waiver and release of claims, and such release must become effective in accordance with its terms.

Change in Control.    Immediately prior to the effective date of a Change in Control, the named executive officer shall receive accelerated vesting (full vesting for Drs. Dina and Martin and two years vesting for our other officers) of employee stock options to purchase Dynavax common stock that are held by the named executive on the effective date of such Change in Control. The Management Agreements generally define a Change in Control to mean the occurrence of a change in the majority ownership of the voting securities of the Company, a merger that results in change in the majority ownership of the voting securities of the Company, or the sale of all or substantially all of the assets (including as part of a liquidation of the Company).The table below outlines the potential payments and benefits payable to each current named executive officer in the event of a Change in Control of Dynavax, assuming such event had occurred on December 31, 2012.

Name	Aggregate Number of Shares Subject to Accelerated Vesting on CIC	Value of Accelerated Stock Awards(1)
Dino Dina, M.D.	820,835	$115,500
J. Tyler Martin, M.D.	932,234	$462,493
Christine R. Larson	300,000	$—
Jennifer Lew	190,124	$14,438
Michael S. Ostrach	289,028	$43,313
Stephen F. Tuck, Ph.D.	242,500	$—

(1)

Represents the value of accelerated stock option vesting if the event took place on December 31, 2012. The value is calculated based on the “spread” between the closing price per share on December 31, 2012 of $2.85 and the exercise price of the vested awards to the extent such vested awards were “in the money”.

Qualifying Termination in connection with a Change in Control.    If, on or during the two-year period following a Change in Control, the named executive officer’s employment is terminated for any reason (or, in the case of Dr. Martin, is terminated without cause at any time following the Change in Control), the named executive officer will, subject to the execution of a release of claims, be entitled to receive:

•	a lump-sum cash payment equal to a specified number of months (ranging from 12 to 24) of the executive’s then-effective annual base salary;

•	a lump-sum cash payment equal to the named executive officer’s target annual bonus (ranging from 100% to 200%) for the year of termination;

•	cash payments equal to the applicable COBRA premiums for up to the same number of months as the named executive officer receives in base salary, as set forth in the first bullet (the “COBRA Payment”);

•	accelerated vesting of all outstanding time-vesting options for Drs. Dina and Martin; and

•

the extension of exercisability of all stock options to purchase the Company’s Common Stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

In addition, if any payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (1) provided to the named executive officer in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the named executive officer’s receipt, on an after-tax basis, of the greatest amount of such payments.

Under the terms of the Management Agreements:

•

Dr. Dina will receive 24 months of base salary, 100% of his target annual bonus, the COBRA Payment, accelerated vesting of all outstanding time-vesting options and up to 3 years to exercise his vested options;

•

Dr. Martin will receive 24 months of base salary, 200% of his target annual bonus, the COBRA Payment, accelerated vesting of all outstanding time-vesting options and up to 3 years to exercise his vested options; and

•

Our other named executive officers will receive 12 months of base salary, 100% of the target annual bonus the COBRA Payment, an additional two years of accelerated vesting of outstanding time-vesting options and up to 3 years to exercise their vested options.

The table below outlines the potential payments and benefits payable to each named executive officer in the event of such executive’s termination in connection with a Change in Control of Dynavax had occurred on December 31, 2012.

Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Dino Dina, M.D	$1,196,000	$43,867	$115,500	$1,355,367
J. Tyler Martin, M.D.	$1,277,200	$57,265	$462,493	$1,796,958
Christine R. Larson	$525,000	$24,659	$—	$549,659
Jennifer Lew	$321,171	$31,823	$14,438	$367,432
Michael Ostrach	$483,801	$33,899	$43,313	$561,013
Stephen Tuck	$502,125	$27,199	$—	$529,324

(1)

Represents the value of accelerated stock option vesting if the event took place on December 31, 2012. The value is calculated based on the “spread” between the closing price per share on December 31, 2012 of $2.85 and the exercise price of the vested awards, to the extent such vested awards were “in the money.

Involuntary Termination.    Under the terms of the Management Agreements, upon an “involuntary” termination without “cause” or, if applicable, upon a resignation for “good reason” (as defined below), the named executive officer will, subject to the execution of a release of claims, be entitled to receive:

•	a lump-sum cash payment equal to the specified number of months (ranging from 6 to 24) of the executive’s then-effective annual base salary;

•	the COBRA Payment;

•

accelerated vesting of all time-vesting options to purchase the Company’s Common Stock that are held by Drs. Dina and Martin (and six additional months of accelerated vesting for all other named executive officers) on the effective date of termination; and

•

for Drs. Dina and Martin, the extension of exercisability of all stock options to purchase the Company’s Common Stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

Under the terms of the Management Agreements:

•	Dr. Dina will receive 24 months of base salary, the COBRA Payment, accelerated vesting of his then-outstanding employee stock options, and up to 3 years to exercise the vested options;

•

Dr. Martin will receive 24 months of base salary, 200% of his target annual bonus, the COBRA Payment, accelerated vesting of his employee stock options with time-based vesting criteria granted prior to October 31, 2012, and up to 3 years to exercise the vested options; and

•	Our named executive officers (other than Drs. Dina and Martin) will receive 6 months of base salary and the COBRA Payment.

The table below outlines the potential payments and benefits payable to each named executive officer in the event of such named executive officer’s involuntary termination had occurred on December 31, 2012.

Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Dino Dina, M.D.	$920,000	$43,867	$115,500	$1,079,367
J. Tyler Martin, M.D.	$1,277,200	$57,265	$462,493	$1,796,958
Christine R. Larson	$175,000	$17,595	$—	$192,595
Jennifer Lew	$114,704	$21,178	$14,438	$150,320
Michael S. Ostrach	$161,267	$22,215	$43,313	$226,795
Stephen F. Tuck, Ph.D.(2)	$167,375	$18,866	$—	$186,241

(1)

Represents the value of accelerated stock option vesting if the event took place on December 31, 2012. The value is calculated based on the “spread” between the closing price per share on December 31, 2012 of $2.85 and the exercise price of the vested awards, to the extent such vested awards were “in the money”.

(2)

Effective as of March 29, 2013, we and Dr. Tuck entered into agreements following his departure from the Company, including (i) a consulting agreement with the Company pursuant to which Dr. Tuck will provide advice and perform activities relating to his former areas of responsibility for a period of six months, payable upon satisfactory completion of the services, (ii) execution and delivery of a general release by Dr. Tuck in favor of the Company and related parties (iii) payment by the Company of COBRA continuation costs for an additional 6 months, (iv) extension of the exercise period for stock awards from 90 days to 12 months from the end of continuous service with the Company and (v) payment by the Company of three months of executive outplacement services with a firm selected by the Company.

For purposes of the Management Agreements, “cause” generally means (1) gross negligence or willful misconduct in the performance of duties to the Company, where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries; (2) repeated unexplained or unjustified absence from the Company; (3) a material and willful violation of any federal or state law; (4) commission of any act of fraud with respect to the Company; or (5) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.

For purposes of the Management Agreements with Dr. Dina, “good reason” generally means the named executive officer’s voluntary termination following (1) a material reduction or change in job duties, responsibilities, and requirements inconsistent with the named executive officer’s position with the Company and his or her prior duties, responsibilities, and requirements; (2) the requirement that the named executive officer report to a corporate officer or employee rather than the Board; (3) any material reduction in base salary or bonus (other than in connection with a general decrease in base salaries for most officers of the successor corporation); (4) the refusal to relocate to a facility or location that increases the named executive officer’s one-way commute by more than 35 miles; or (5) any other action that constitutes a material breach by the Company of the Management Agreement. The named executive officer must provide 90 days’ notice of the event giving rise to good reason, give the Company 30 days’ to cure (if curable), and any resignation for good reason must occur within 180 days after the occurrence of the event giving rise to such resignation right.

For purposes of the Management Agreements with our named executive officers other than Drs. Dina and Dr. Martin (who does not have a good reason definition), “good reason” generally means the named executive officer’s voluntary termination following (1) a material reduction or change in job duties, responsibilities, and requirements inconsistent with the named executive officer’s position with the Company and his or her prior duties, responsibilities, and requirements, or a material change in the level of management to which the named executive officer reports; (2) any material reduction of base compensation (other than in connection with a general decrease in base salaries for most officers of the successor corporation); or (3) the refusal to relocate to a facility or location more than 35 miles from the Company’s current location. The named executive officer must provide 90 days’ notice of the event giving rise to good reason, give the Company 30 days’ to cure (if curable), and any resignation for good reason must occur within 180 days after the occurrence of the event giving rise to such resignation right.

DIRECTOR COMPENSATION

CASH COMPENSATION ARRANGEMENTS

Pursuant to our compensation program for non-employee directors, during 2012, each member of our Board who was not an employee or officer of the Company received the following cash compensation for Board services:

•	A $65,000 annual retainer for service as chairman of the Board and a $40,000 annual retainer for service as a member of the Board.

•

A $20,000 annual retainer for the Chair of the Audit Committee. Each member of the Audit Committee shall receive a fee of $1,500 for each committee meeting attended in person or $500 for each committee meeting attended by telephone.

•

A $15,000 annual retainer for the Chair of the Compensation Committee. Each member of the Compensation Committee shall receive a fee of $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by telephone.

•

A $5,000 annual retainer for the Chair of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee shall receive a fee of $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by telephone.

•	We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of our Board.

EQUITY AWARDS

Pursuant to our compensation program for non-employee directors, each director and the chairman of the Board receive an initial equity award, or Initial Grant, consisting of a non-qualified stock option to purchase 20,000 shares and 30,000 shares, respectively, of Dynavax common stock upon the date each such person is elected or appointed to the Board.

In addition, on the date of each annual meeting of the Company’s stockholders, each non-employee director receives a subsequent equity award, or Subsequent Grant, consisting of a non-qualified stock option to purchase 17,500 shares of Dynavax common stock. Based on the non-employee director’s election date, the first subsequent grant shall be reduced to 75% of the Subsequent Grant if the service period from the election date to the annual meeting is between 7 and 10 months, 50% of the Subsequent Grant if the service period from the election date to the annual meeting is between 4 and 7 months, and 25% of the Subsequent Grant if the service period from the election date to the annual meeting is between 1 and 4 months.

Each Initial Grant will vest in equal annual installments over 4 years on the anniversary of the grant date. Each Subsequent Grant will vest in full on the one-year anniversary of the grant date. The exercise price per share of each Initial Grant and Subsequent Grant shall be one hundred percent of the fair market value per share on the date of grant.

CONSULTING ARRANGEMENTS

On May 1, 2012, the Company entered into a Consulting Agreement with Dr. Cano to provide manufacturing guidance and as a liaison for the Board with the CEO and President. Dr. Cano earned $105,000 under this agreement in 2012. On November 14, 2012, the Company entered into a Consulting Agreement with Dr. Plotkin to provide consulting services related to the Company’s meeting with the U.S. Food and Drug Administration Vaccines and Related Biological Products Advisory Committee. Dr. Plotkin earned $1,000 under this agreement in 2012.

DIRECTOR COMPENSATION TABLE

The following table shows for the fiscal year ended December 31, 2012, certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash(1)	Options and Awards Granted(2)(3)	Total
Arnold L. Oronsky, Ph.D.	$72,500	$183,419	$255,919
Francis R. Cano, Ph.D.(4)	$164,500	$183,419	$347,919
Dennis Carson, M.D.	$44,500	$183,419	$227,919
Denise M. Gilbert, Ph.D.	$69,500	$183,419	$252,919
Mark Kessel	$45,500	$183,419	$228,919
Daniel Kisner, M.D.	$68,500	$183,419	$251,919
Peggy V. Phillips	$72,000	$183,419	$255,419
Stanley A. Plotkin, M.D.(5)	$44,000	$183,419	$227,419

(1)	Consists of fees earned or paid in 2012 for Board and committee meeting attendance as described above.

(2)

Represents the aggregate grant date fair value of stock awards granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2013, for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)

As of December 31, 2012, each non-employee director held stock options and performance based stock awards to purchase the following numbers of shares of our common stock: Dr. Oronsky held options and stock awards to purchase 137,500 shares of our common stock; Dr. Cano held options and stock awards to purchase 82,500 shares of our common stock; Dr. Carson held options and stock awards to purchase 127,500 shares of our common stock; Dr. Gilbert held options and stock awards to purchase 137,500 shares of our common stock; Mr. Kessel held options and stock awards to purchase 82,500 shares of our common stock; Dr. Kisner held options and stock awards to purchase 77,500 shares of our common stock; Ms. Phillips held options and stock awards to purchase 115,000 shares of our common stock; and Dr. Plotkin held options and stock awards to purchase 127,500 shares of our common stock.

(4)	Includes $105,000 earned under Dr. Cano’s consulting agreement.

(5)	Includes $1,000 earned under Dr. Plotkin’s consulting agreement.

CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Capital Market, or NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: Ms. Phillips as well as Drs. Carson, Cano, Gilbert, Kisner, Oronsky and Plotkin. In making these determinations, the Board found that none of these directors has a material or other disqualifying relationship with the Company.

In determining the independence of Dr. Carson, the Board took into account his role as the university-nominated representative on the evaluation committee to oversee aspects of the agreement between the Regents of the University of California and Dynavax and determined that this relationship would not interfere with Dr. Carson’s exercise of independent judgment in carrying out his responsibilities as a director.

Dr. Dina, our Chief Executive Officer, and Dr. Martin, our President, are not independent directors by virtue of their employment with the Company. In determining the independence of Mark Kessel, the Board took into account that he is a Partner of Symphony Capital LLC, and initially was designated as a member of the Board due to Symphony Capital’s ownership of the Company’s equity securities, currently approximately 9% of the Company’s outstanding common stock, under the Corporate Governance Agreement described under “Transactions with Related Persons.”

BOARD LEADERSHIP STRUCTURE

Our Board is currently chaired by Dr. Oronsky. The duties of the chairman include presiding over all meetings of the Board; preparing the agenda for Board meetings in consultation with the Chief Executive Officer, President and other members of our Board; calling and presiding over meetings of non-employee directors; and managing the Board’s process for annual evaluation of the Chief Executive Officer and President. Accordingly, the chairman has substantial ability to shape the work of our Board. Our Board believes that separation of the positions of chairman and Chief Executive Officer reinforces the independence of our Board in its oversight of our business and affairs. In addition, such separation helps create an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of our Company and its stockholders.

Our Board also believes there may be advantages to having an independent chairman for matters such as communications and relations between our Board, the Chief Executive Officer, President and other senior management and in assisting our Board in reaching consensus on particular strategies and policies. Having a chairman separate from the Chief Executive Officer also allows the chairman to focus on assisting the Chief Executive Officer, President and other senior management in seeking and adopting successful business strategies and risk management policies and in making successful choices in management succession. The Board also believes that it is advantageous to have a chairman with extensive history with and knowledge of our Company.

BOARD’S ROLE IN RISK OVERSIGHT

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing our Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee but. Rather. administers this oversight function directly through our Board as a whole as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to oversee our major financial risk exposures and the steps our management has taken to monitor and control these exposures as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements, oversees the performance of our internal audit function and approves or disapproves any related-persons transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines and manages the process for annual director self-assessment and evaluation of the Board. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met 14 times during fiscal year 2012. Dr. Plotkin attended 9 and Dr. Carson attended 10 of the Board meetings held in 2012. All other Board members attended 75% or more of the aggregate of the meetings of the Board and of the committees on which the member served, held during the period of services as a director or committee member. The Company does not have a formal policy with respect to attendance at its annual meeting of stockholders. Three directors attended the 2012 annual meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership and meeting information for fiscal 2012 for each of the Board committees:

Name	Audit		Compensation		Nominating
Francis R. Cano, Ph.D.			X		X
Denise M. Gilbert, Ph.D.	X	*
Daniel Kisner, M.D.			X		X	*
Peggy V. Phillips	X		X	*
Arnold L. Oronsky, Ph.D.	X
Total Members(1)	3		2		2
Total Meetings	4		18		16

*	Committee Chairperson
(1)	As of December 31, 2012.

Below is a description of each committee of our Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable NASDAQ listing standards and related rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee is composed of three directors: Dr. Gilbert (Chairperson), Dr. Oronsky and Ms. Phillips. In addition to determining that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards), the Board determined that Dr. Gilbert qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Gilbert’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer for public reporting companies. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/governance.cfm.

Among other things, the charter specifically requires our Audit Committee to:

•	review and monitor the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of the Company’s financial statements;

•	appoint, compensate, and oversee the work of the Company’s independent registered public accounting firm;

•	approve and monitor all audit and non-audit services performed by the Company’s independent registered public accounting firm;

•	investigate, review and report the propriety and ethical implications of any transactions between the Company and any related persons;

•	consult and discuss with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal controls over financial reporting;

•

establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review and evaluate the Company’s accounting principles and systems of internal controls; and

•

review and discuss the disclosure of the Company’s annual audited financial statements and quarterly financial statements, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young, the Company’s independent registered public accounting firm, is responsible for auditing or reviewing those financial statements. The Audit Committee monitors and reviews these processes.

Report of the Audit Committee of the Board of Directors

During 2012, the Audit Committee met on four occasions. We also met periodically throughout the year in executive sessions with Ernst & Young, without the presence of the Company’s management. During the course of these meetings, and at other times during 2012, we:

•

discussed with management and Ernst & Young management’s continued testing and evaluation of its system of internal control over financial reporting. We also reviewed Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K, or Annual Report, related to its audit of the effectiveness of the Company’s internal control over financial reporting;

•	reviewed and discussed with management and Ernst & Young the annual audited financial statements before filing the Annual Report with the SEC, addressing the acceptability of the Company’s accounting principles and such other matters as applicable auditing standards require us to discuss (including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and recommended to the Board that the financial statements should be included in the Annual Report;

•

reviewed and discussed with management and Ernst & Young the Company’s quarterly unaudited financial statements before the issuance of its quarterly financial results press releases and the filing of its Quarterly Reports on Form 10-Q with the SEC;

•

discussed with management and Ernst & Young significant financial reporting matters, including liquidity and capital requirements, the accounting for significant transactions, revenue and financing arrangements and stock-based compensation;

•	appointed and oversaw the work and compensation of Ernst & Young;

•

reviewed and provided guidance with respect to the external audit and the Company’s relationship with Ernst & Young by (1) reviewing Ernst & Young’s proposed audit scope, approach, compensation and independence; (2) obtaining statements from Ernst & Young regarding relationships and services with the Company which may impact independence as required by Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”; (3) discussing with Ernst & Young the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and whether there were disagreements with management; and (4) obtaining assurance from Ernst & Young that the requirements of Section 10A of the Exchange Act have been met;

•

received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with us concerning independence, and discussed with Ernst & Young their independence; and

•	reviewed, in conjunction with the Company’s legal counsel, all legal matters that could have a significant impact on the Company’s financial statements or compliance policies.

Based on our reviews and discussions as described above, and based on the report of Ernst & Young, we recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2012, filed with the SEC. We also recommended to the Board, and the Board approved, that Ernst & Young be appointed as the Company’s independent registered public accounting firm for 2013. In making this recommendation, we considered whether Ernst & Young’s provision of services other than audit services is compatible with maintaining independence of our independent registered public accounting firm. Although we have the sole authority to appoint the independent registered public accounting firm, we continued the long-standing practice of recommending that the Board ask the stockholders at their Annual Meeting to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm.

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Dr. Denise M. Gilbert, Chairperson

Dr. Arnold L. Oronsky

Ms. Peggy V. Phillips

Compensation Committee

Our Compensation Committee is composed of three directors: Ms. Phillips (Chairperson) and Drs. Kisner and Cano. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards), are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Dr. Kisner was appointed as a director pursuant to the Corporate Governance Agreement described under “Transactions with Related Persons.”

The Compensation Committee acts on behalf of the Board to review, recommend for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. The Compensation Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/governance.cfm. Among other things, the charter specifically requires our Compensation Committee to:

•

annually review and approve the Company’s corporate goals and objectives relevant to compensation for the Chief Executive Officer and President, evaluate the Chief Executive Officer’s and President’s performance in light of such goals and objectives, and set the Chief Executive Officer’s and President’s compensation level based on this evaluation;

•	annually review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans;

•

administer the Company’s incentive compensation plans and equity-based plans as in effect and as adopted from time to time by the Board provided that the Board shall retain the authority to interpret such plans; and

•

annually review and approve for the Company’s executive officers: i) annual base salary levels; ii) annual incentive compensation levels; iii) long-term incentive compensation levels; iv) employment agreements, severance agreements, and change of control agreements/provisions, in each case as, when and if appropriate; and v) any supplemental or special benefits.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2011, our Compensation Committee authorized a subcommittee, currently composed of Drs. Dina and Martin, to which it delegated authority to grant, without any further action required by our Compensation Committee, stock options or restricted stock to employees and consultants who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-executive employees and consultants, particularly new employees, within specified limits approved by our Compensation Committee.

Compensation Committee Report

During 2012, our Compensation Committee met 18 times to review new disclosure and certification requirements regarding executive compensation and discuss our current compensation practices. During the course of these meetings, we:

•	assessed the achievement of corporate goals as they related to executive compensation during the first quarter of the year;

•	reviewed and recommended to the Board annual compensation, bonus payment and equity incentive awards to Drs. Dina and Martin;

•	approved performance and related compensation payments to the Company’s other named executive officers, including annual compensation, bonus payments and equity incentive awards;

•

reviewed the terms of employment or service, including severance and change-in-control arrangements, of the Company’s named executive officers in light of the company’s circumstances, changes in federal income tax provisions and current legislation governing corporate pay practices; and

•	approved an aggregate limit on options subject to grant by Drs. Dina and Martin based on approved hiring plans and ranges of grants for prospective hires and consultants.

In early 2013, the Compensation Committee discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Ms. Peggy V. Phillips, Chairperson

Dr. Francis Cano

Dr. Daniel Kisner

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2012, Ms. Peggy V. Phillips, Dr. Francis Cano, and Dr. Daniel Kisner each served as a member of the Compensation Committee. None of the members of our Compensation Committee at any time has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during the fiscal year ended December 31, 2012. None of our named executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee. Dr. Kisner was appointed as a director pursuant to the Corporate Governance Agreement described under “Transactions with Related Persons.”

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of two directors: Drs. Kisner (Chairperson) and Cano. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and identifying with the Chief Executive Officer candidates for appointment or election to the Board.

In identifying potential director candidates, the Nominating and Governance Committee considers Board candidates through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. At this time, the Nominating and Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation. In the case of a new director candidate, the Nominating and Governance Committee also determines whether the nominee is independent based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration, familiarity with the Company’s industry, and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. In addition, our Nominating and Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience. Each year, our Nominating and Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria.

The Nominating and Governance Committee met 14 times during the fiscal year. The Nominating and Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investors.dynavax.com/governance.cfm.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with our Board by directing comments, concerns, and questions to the Corporate Secretary at Dynavax Technologies Corporation, 2929 Seventh Street Suite 100, Berkeley, California 94710. Communications will be distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be filtered, including product complaints or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys, or business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Stockholders may also communicate with our Board as a group through our website at http://investors.dynavax.com/contactBoard.cfm. All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the chairperson of the Audit Committee. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.

TRANSACTIONS WITH RELATED PERSONS

It is the Company’s policy that the Audit Committee investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Audit Committee by management, the independent auditors, employees, officers, members of the Board or otherwise, between (a) Dynavax and (b) any employee, officer or member of the Board, or any affiliates of the foregoing.

We have entered into indemnity agreements with each of our officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law.

We are party to a Corporate Governance Agreement, dated December 30, 2009, with Symphony Dynamo Holdings LLC, or Holdings. For as long as Holdings and its affiliates, which include Symphony Capital Partners LLC, or Symphony, beneficially own 10% or more of our outstanding common stock, we agreed to use our commercially reasonable efforts to cause to be elected and remain as directors on our Board one individual designated by Holdings and a second individual who shall be an independent third party designated by Holdings and reasonably acceptable to us. Holdings designated Mark Kessel, a partner of Symphony, as its designee and Mr. Kessel has been appointed to our Board. Holdings designated Daniel Kisner as the independent third party, and Dr. Kisner has been appointed to our Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2012, such SEC filing requirements were satisfied.

CODE OF ETHICS

We have adopted the Dynavax Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available upon written request. We will provide a written copy of the Dynavax Code of Business Conduct and Ethics to anyone without charge, upon request written to Dynavax Technologies Corporation, Attention: Jennifer Lew, 2929 Seventh Street, Suite 100, Berkeley, California 94710-2753, (510) 848-5100. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. There have been no waivers to the Code of Business Conduct and Ethics as of April 10, 2013.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 25, 2013 by: (i) each director and nominee for director; (ii) the named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name and Address of Beneficial Holder	Number of Shares(2)	Percent of Shares Beneficially Owned(3)
Federated Investors, Inc.(4)	31,942,154	17.5%
Federated Investors Tower
Pittsburgh, PA 15222-3779
State Street Corporation(5)	9,168,898	5.0%
State Street Financial Center, One Lincoln Street
Boston, MA 02111
Vanguard Group, Inc.(6)	9,358,383	5.1%
100 Vanguard Blvd.
Malvern, PA 19355
HealthCor Management, L.P.(7)	17,600,000	9.6%
Carnegie Hall Tower, 152 West 57th Street, 43rd Floor
New York, New York 10019
FMR LLC(8)	24,912,228	13.6%
82 Devonshire Street
Boston, MA 02109
S.A.C. Capital Advisors, L.P.(9)	9,341,708	5.1%
72 Cummings Point Road
Stamford, CT 06902

Named Executive Officers and Directors (1)
Dino Dina, M.D.(10)	2,462,747	1.3%
J. Tyler Martin, M.D.(11)	1,817,244	1.0%
Christine R. Larson	75,000	*
Jennifer Lew(12)	375,560	*
Michael S. Ostrach(13)	671,244	*
Stephen F. Tuck, Ph.D.(14)	399,899	*
Arnold L. Oronsky, Ph.D.(15)	279,008	*
Francis R. Cano, Ph.D.(16)	92,000	*
Dennis Carson, M.D.(17)	148,119	*
Denise M. Gilbert, Ph.D.(18)	90,000	*
Daniel Kisner, M.D.(19)	20,000	*
Peggy V. Phillips(20)	112,500	*
Stanley A. Plotkin, M.D.(21)	80,000	*
Mark Kessel(22)	7,577,148	4.1%
All executive officers and directors as a group (14 persons)(23)	14,200,469	7.6%

*	Less than one percent.

(1)	The address of each of the named executive officers and directors is c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

(2)

To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to the securities. Shares of our common stock subject to options currently exercisable or that will become exercisable within 60 days after January 25, 2013, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 182,818,515 shares of our common stock outstanding as of January 25, 2013, adjusted as required by the rules of the Securities and Exchange Commission.

(4)

Based on a Schedule 13G filed by Federated Investors, Inc., on February 12, 2013, with the SEC. Federated Investors, Inc., is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in the Company. The Investment Advisers are wholly-owned subsidiaries of FII Holdings, Inc., which is a wholly-owned subsidiary of Federated Investors, Inc. (“the Parent”). All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees have joined in filing this Schedule 13G because of the collective voting control they exercise over the Parent. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Trust and each of the Trustees declare that this statement should not be considered an admission that they are the beneficial owners of Reported Securities, and the Parent, the Trust, and each of the Trustees disclaim beneficial ownership of the Reported Securities. The address of the principal business and office of Federated Investors, Inc. and its affiliates is Federated Investors Towers, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

(5)

Based on a Schedule 13G filed by State Street Corporation, on February 11, 2013, with the SEC. State Street Corporation and its direct and indirect subsidiaries had shared voting power with respect to 9,168,898 shares of the Company’s Common Stock and shared dispositive power with respect to 9,168,898 shares of the Company’s Common Stock. The address of the principal business and office of State Street Corporation is State Street Financial Center, One Lincoln Street. Boston, MA 02111.

(6)

Based on a Schedule 13G filed by Vanguard Group, Inc., on February 12, 2013, with the SEC. Vanguard Group and its direct and indirect subsidiaries had sole voting power with respect to 235,881 shares of the Company’s Common Stock, sole dispositive power with respect to 9,132,702 shares of the Company’s Common Stock and shared dispositive power with respect to 235,881 shares of the Company’s Common Stock. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 225,681 shares of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 10,200 shares of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings. The address of the principal business and office of Vanguard Group, Inc., is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

Based on a Schedule 13G filed by HealthCor Management, L.P., and related entities, on February 14, 2013, with the SEC. Collectively, HealthCor Offshore Master Fund, L.P., HealthCor Hybrid Offshore Master Fund, L.P., and HealthCor Long Offshore Master Fund, L.P. (each a “Fund” and together, the “Funds”), are the beneficial owners of a total of 17,600,000 shares of the Common Stock of the Company. HealthCor Offshore GP, LLC, is the general partner of HealthCor Offshore Master Fund, L.P. Accordingly, HealthCor Offshore GP, LLC, may be deemed to beneficially own the shares of Common Stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Group, LLC, is the general partner of HealthCor Offshore GP, LLC, and, therefore, may be deemed to beneficially own the shares of Common Stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Hybrid Offshore GP, LLC, is the general partner of HealthCor Hybrid Offshore Master Fund, L.P. Accordingly, HealthCor Hybrid Offshore GP, LLC, may be deemed to beneficially own the shares of Common Stock that are beneficially owned by HealthCor Hybrid Offshore Master Fund, L.P. HealthCor Group, LLC, is the general partner of HealthCor Hybrid Offshore GP, LLC, and, therefore, may be deemed to beneficially own the shares of Common Stock that are beneficially owned by HealthCor Hybrid Offshore Master Fund, L.P. HealthCor Long Master GP, LLC, is the general partner of HealthCor Long Offshore Master Fund, L.P. Accordingly, HealthCor Long Master GP, LLC, may be deemed to beneficially own the shares of Common Stock that are beneficially owned by HealthCor Long Offshore Master Fund, L.P. HealthCor Group, LLC, is the general partner of HealthCor Long Master GP, LLC, and, therefore, may be deemed to beneficially own the shares of Common Stock that are beneficially owned by HealthCor Long Offshore Master Fund, L.P. By virtue of its position as the investment manager of the Funds, HealthCor Management, L.P., may be deemed a beneficial owner of all the shares of Common Stock owned by the Funds. HealthCor Associates, LLC, is the general partner of HealthCor Management, L.P., and, thus, may also be deemed to beneficially own the shares of Common Stock that are beneficially owned by the Funds. The address of the principal business and office of HealthCor Management, L.P., is Carnegie Hall Tower, 152 West 57th Street. 43rd Floor, New York, New York 10019.

(8)

Based on a Schedule 13G/A filed by FMR LLC, on February 14, 2013, with the SEC. Fidelity Management & Research Company (“Fidelity”) is a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is the beneficial owner of 24,568,928 shares of the Common Stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson III and FMR LLC, through its control of Fidelity and its related funds (the “Fidelity Funds” or the “Funds”), each has sole power to dispose of the 24,568,928 shares owned by the Funds. Members of the family of Edward C. Johnson III, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Neither FMR LLC nor Edward C. Johnson III, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of The Securities Exchange Act of 1934, is the beneficial owner of 343,000 shares of the outstanding Common Stock of the Company as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson III and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 343,000 shares and sole power to vote or to direct voting of 343,000 shares of common Stock owned by the institutional accounts managed by PGATC. The address of the principal business and office of FMR LLC is 82 Devonshire Street, Boston, MA, 02109.

(9)

Based on a Schedule 13G filed by (i) S.A.C. Capital Advisors L.P., on February 14, 2013, with the SEC with respect to the shares of Common Stock, par value $0.001 per share (“Shares”) of the Company beneficially owned by S.A.C. Capital Associates, LLC, and S.A.C. MultiQuant Fund, L.P., (ii) S.A.C. Capital Advisors, Inc. with respect to Shares beneficially owned by SAC Capital Advisors LP, SAC Capital Associates, LLC, and S.A.C. MultiQuant Fund, L.P., (iii) SAC Capital Associates, LLC, with respect to Shares beneficially owned by it; and (iv) Steven A. Cohen with respect to the Shares beneficially owned by SAC Capital Advisors LP, SAC Capital Advisors Inc., SAC Capital Associates and S.A.C. MulitQuant Fund, L.P. S.A.C. Capital Advisors LP is a Delaware limited partnership. SAC Capital Advisors Inc. is a Delaware corporation. SAC Capital Associates, LLC, is an Anguillan limited liability company. Mr. Cohen is a United States citizen. SAC Capital Advisors LP, SAC Capital Advisors Inc. and Mr. Cohen own directly no shares. Pursuant to an investment management agreement, SAC Capital Advisors LP maintains investment and voting power with respect to securities held by SAC Capital Associates, LLC, and S.A.C. MultiQuant Fund, L.P. SAC Capital Advisors Inc. is the general partner of SAC Capital Advisors LP. Mr. Cohen controls SAC Capital Advisors Inc. As of December 31, 2012, by reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, each of SAC Capital Advisors LP, SAC Capital Advisors Inc. and Mr. Cohen may be deemed to beneficially own 9,341,708 shares. The address of the principal business and office of S.A.C. Capital Advisors Inc. and its affiliates is 72 Cummings Point Road, Stamford, Connecticut 06902.

(10)

Consists of (i) 203,214 shares held by the Dino Dina 1999 Revocable Trust, of which Dr. Dina is trustee, (ii) 40,669 shares purchased through the employee stock purchase plan, (iii) 256,784 shares owned directly by Dr. Dina, (vi) 35,000 shares of common stock issuable upon exercise of warrants outstanding held by Dr. Dina and (v) options to purchase 1,927,080 shares of common stock exercisable within 60 days of January 25, 2013.

(11)	Consists of 293,607 shares of common stock owned directly by Dr. Martin and options to purchase 1,523,637 shares of common stock exercisable within 60 days of January 25, 2013.

(12)	Consists of 2,332 shares purchased through the employee stock purchase plan and options to purchase 373,228 shares of common stock exercisable within 60 days of January 25, 2013.

(13)	Consists of 87,720 shares of common stock owned directly by Mr. Ostrach and options to purchase 583,524 shares of common stock exercisable within 60 days of January 25, 2013.

(14)	Consists of 106,151 shares of common stock owned directly by Mr. Tuck and options to purchase 293,748 shares of common stock exercisable within 60 days of January 25, 2013.

(15)	Consists of 189,008 shares of common stock owned directly by Dr. Oronsky and options to purchase 90,000 shares of common stock exercisable within 60 days of January 25, 2013.

(16)	Consists of 62,000 shares of common stock owned directly by Dr. Cano and options to purchase 30,000 shares of common stock exercisable within 60 days of January 25, 2013.

(17)	Consists of 68,119 shares of common stock owned directly by Dr. Carson and options to purchase 80,000 shares of common stock exercisable within 60 days of January 25, 2013.

(18)	Consists of options to purchase 90,000 shares of common stock exercisable within 60 days of January 25, 2013.

(19)	Consists of 5,000 shares of common stock owned directly by Dr. Kisner and options to purchase 15,000 shares of common stock exercisable within 60 days of January 25, 2013.

(20)	Consists of 45,000 shares of common stock owned directly by Ms. Phillips and options to purchase 67,500 shares of common stock exercisable within 60 days of January 25, 2013.

(21)	Consists of options to purchase 80,000 shares of common stock exercisable within 60 days of January 25, 2013.

(22)

Includes 2,875,136 shares of common stock directly owned by Symphony Capital Partners, L.P. (“Symphony Capital Partners”) and 156,295 shares held by Symphony Strategic Partners, LLC, 4,282,895 shares of common stock issuable upon exercise of warrants outstanding held by Symphony Capital Partners, 232,822 shares of common stock issuable upon exercise of warrants outstanding held by Symphony Strategic Partners, LLC, and options to purchase 30,000 shares of common stock exercisable within 60 days of January 25, 2013, held by Mark Kessel personally. Mr. Kessel is a Managing Member of Symphony GP LLC, which is the general partner of Symphony Capital GP, L.P., which is the general partner of Symphony Capital Partners, L.P., and is also a Managing Member of Symphony Strategic Partners LLC.

(23)

Total number of shares includes 4,391,035 shares of common stock in aggregate held as of January 25, 2013, by our executive officers and directors and entities affiliated with such executive officers and directors. Also includes options to purchase 5,258,717 shares of common stock exercisable within 60 days of January 25, 2013, 35,000 shares of common stock issuable upon exercise of warrants outstanding held directly by Dr. Dina and 4,515,717 shares of shares of common stock issuable upon exercise of warrants outstanding held by Symphony Capital Partners and Symphony Strategic Partners LLC.

PERFORMANCE GRAPH

The chart below compares total stockholder return on an investment of $100 in cash on December 31, 2007, for: our common stock, The NASDAQ Stock Market (U.S. companies), and the NASDAQ Pharmaceutical Preparation Index. All values assume reinvestment of the full amount of all dividends.

Note: Dynavax management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Michael S. Ostrach Secretary

April     , 2013

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, is available without charge upon written request to: Secretary, Michael S. Ostrach, Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

Annex A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DYNAVAX TECHNOLOGIES CORPORATION

DYNAVAX TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Dynavax Technologies Corporation.

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 2000.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

1. Article IV shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The Corporation shall be authorized to issue 350,000,000 shares of Common Stock at $0.001 par value, and 5,000,000 shares of Preferred Stock at $0.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series of Preferred Stock will be determined or altered by the Board of Directors. The Board of Directors shall also have the authority to fix or alter the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on             , 2013 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, DYNAVAX TECHNOLOGIES CORPORATION has caused this Certificate of Amendment to be signed by its Vice President this        day of            , 2013.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Jennifer Lew
Vice President, Finance

A-2

Annex B

DYNAVAX TECHNOLOGIES CORPORATION

2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: NOVEMBER 12, 2010

APPROVED BY THE STOCKHOLDERS: JANUARY 5, 2011

TERMINATION DATE: NOVEMBER 11, 2020

1.	GENERAL.

(a) Successor to and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Dynavax Technologies Corporation 2004 Stock Incentive Plan (the “2004 Plan”) and the Dynavax Technologies Corporation 2010 Employment Inducement Award Plan (the “2010 Inducement Plan”, and the Dynavax Technologies Corporation 1997 Equity Incentive Plan (the “1997 Plan,” and together with the 2004 Plan and the 2010 Inducement Plan, the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any available shares that, as of the Effective Date, are reserved under the Prior Plans but not subject to stock awards that have been granted under the Prior Plans as of the Effective Date, less any shares that may be added to the 2004 Plan share reserve on the first business day in 2011 by operation of the evergreen provision in Section 3(a) of the 2004 Plan (such number of available shares, the “Prior Plans’ Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the applicable Prior Plan; provided, however, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares, to the extent such shares would have otherwise returned to a Prior Plan in accordance with its terms had such Prior Plan been in active existence at such time, (such shares, the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder as provided in Section 3(a) below. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b)1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Notwithstanding the foregoing, the Board or Committee shall have the authority, without the approval of the Company’s stockholders, to cancel outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange only for a nominal cash payment of consideration as necessary to effect a cancellation of the Award, provided that such cancellation is not treated as a repricing under United States generally accepted accounting principles.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 22,934,429 shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plans’ Available Reserve, (ii) an additional Fifteen Million (15,000,000) new shares, plus (iii) an additional number of shares in an amount not to exceed 7,934,429 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). For clarity, the limitation in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised or settled through a reduction of shares subject to the Stock Award (i.e., “net exercised” or “net settled”), or because the shares are withheld to cover applicable tax withholdings as described in Section 8(g) below, the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be Fifty Million (50,000,000) shares of Common Stock.

(d) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of Two Million (2,000,000) shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred (100% percent) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Awards are approved by the Company’s stockholders.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as

“service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable award agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted

Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed One Million Five Hundred Thousand (1,500,000) shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash

Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of Five Million dollars ($5,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly with at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 6(c)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

(e) Parachute Payments. Unless otherwise provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: (A) reduction of cash payments; (B) cancellation of accelerated vesting of equity awards other than stock options; (C) cancellation of accelerated vesting of stock options; and (D) reduction of other benefits paid to Employee. Within any such category of payments and benefits (that is, (A), (B), (C) or (D)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from a Participant’s equity awards is to be reduced, such acceleration of vesting shall be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Participant and the Company within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Participant and the Company.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

The Plan became effective on January 5, 2011, which is the date on which the Company filed a Certificate of Amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware following the approval of the Plan by the stockholders of the Company.

12.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company or an Affiliate; (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information of the Company or an Affiliate); (iv) any intentional act by the Participant which has a material detrimental effect on the reputation or business of the Company or an Affiliate; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the

Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) over a period of twelve (12) months or less, individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Dynavax Technologies Corporation, a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of the Plan as set forth in Section 11.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product candidate; and (xxxiv) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles, (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of bonuses under the Company’s bonus plans and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this Dynavax Technologies Corporation 2011 Equity Incentive Plan.

(pp) “Resignation for Good Reason” means voluntary termination by a Participant from all positions he or she then holds with the Company, which resignation results in a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h), effective within a period of ninety (90) days after the Participant provides written notice to the Company after the initial occurrence of one of the following actions taken without his or her written consent, which written notice must be provided within thirty (30) days after the initial occurrence of one of the following actions, and must reasonably specify the particulars of the action; provided, however, that following the receipt of notice by the Company, the Company shall have a period of thirty (30) days during which to remedy the action giving rise to a Resignation for Good Reason and if such action is materially remedied by the Company during such period, no event giving rise to a right for a Resignation for Good Reason shall be deemed to have occurred:

(i) the assignment to the Participant of any duties or responsibilities that results in a material diminution in the Participant’s employment role in the Company as in effect immediately prior to the date of such actions; provided, however, that mere changes in the Participant’s title or reporting relationships alone shall not constitute a basis for Resignation for Good Reason;

(ii) a greater than twenty percent (20%) aggregate reduction by the Company in the Participant’s annual base salary (that is, a material reduction in base compensation), as in effect immediately prior to the date of such actions; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the participant’s by the same percentage amount shall not constitute such a salary reduction; or

(iii) a non-temporary relocation of the Participant’s business office to a location that increases Participant’s one way commute by more than thirty-five (35) miles from the location at which the Participant performs duties as of immediately prior to the date of such action.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. DYNAVAX TECHNOLOGIES CORPORATION ATTN: JUSTIN BURGESS 2929 SEVENTH STREET, STE 100 BERKELEY, CA 94710 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 1 OF Investor Address Line 1 2 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. Investor Address Line 2 Investor Address Line 3 1 1 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 CONTROL # g 000000000000 NAME THE COMPANY NAME INC. - COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends a vote FOR the listed nominees. 1. Election of Directors For Withhold 01 Dennis Carson, M.D. 02 0000000000 02 Dino Dina, M.D. For Against Abstain 03 Denise Gilbert, Ph.D 4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013. The Board of Directors recommends a vote FOR Proposals 2, 3 and 4. For Against Abstain 2. To approve an amendment to the Company’s Sixth NOTE: Such other business as may properly come Amended and Restated Certificate of before the meeting or any adjournment thereof. Incorporation to increase the authorized number of shares of common stock from 250,000,000 to 350,000,000 shares. 3. To amend the Dynavax Technologies Corporation 2011 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 10,000,000. For address change/comments, mark here. (see reverse for instructions) Investor Address Line 1 Investor Address Line 2 R1.0.0.51160 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 0000174913_1 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined 10k/Proxy Statement is/are available at www.proxyvote.com. DYNAVAX TECHNOLOGIES CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNAVAX TECHNOLOGIES CORPORATION FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS May 29, 2013 The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2013 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and hereby appoints Dino Dina, M.D. and Jennifer Lew, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of the Company to be held on May 29, 2013 at 9:00 a.m., Pacific Time, at the Company’s offices at 2929 Seventh Street, Suite 100, Berkeley, California, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF THE CLASS I DIRECTORS, AND (4) THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Address change/comments: R1.0.0.51160 0000174913_2 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side